Exhibit 4.2

WATERFORD WEDGWOOD PLC

as the issuer,

THE GUARANTORS

named herein,

THE BANK OF NEW YORK, LONDON

as Trustee, Registrar, Transfer Agent and

Principal Paying Agent,

KREDIETBANK S.A. LUXEMBOURGEOISE

as Luxembourg Paying Agent and Transfer Agent

-and-

The entities from time to time that are Additional Guarantors

MEZZANINE INDENTURE

Dated as of December 1, 2003

€166,028,000 9 7/8 % Mezzanine Notes due 2010

i

v

SECTION 14.17.	Table of Contents, Headings, etc.
SECTION 14.18.	Prescription
SECTION 14.19.	Benefits of Indenture
SECTION 14.20.	Waiver of Jury Trial

EXHIBITS

Exhibit A -	Form of Initial Global Note
Exhibit B -	Form of Initial Definitive Note
Exhibit C -	Form of Transfer Certificate for Transfer from Rule 144A Global Note to Regulation S Global Note
Exhibit D -	Form of Transfer Certificate for Transfer from Regulation S Global Note to Rule 144A Global Note
Exhibit E -	Form of Supplemental Indenture

NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of this Mezzanine Indenture.

MEZZANINE INDENTURE, dated as of December 1, 2003 (this “Indenture” or the “Mezzanine Indenture”), among (i) Waterford Wedgwood plc, a public limited company incorporated under the laws of Ireland as of the date hereof and having its registered office at Kilbarry, Waterford, Ireland as of the date hereof (the “Company”), (ii) the Guarantors (as defined herein), (iii) The Bank of New York, London, as Trustee, Registrar, Principal Paying Agent and transfer agent, (iv) Kredietbank S.A. Luxembourgeoise, as Luxembourg Paying Agent and transfer agent, and (v) such additional entities that from time to time are designated as Additional Guarantors (as defined herein) and deliver a supplemental indenture hereto.

The Company has duly authorized the execution and delivery of this Indenture by it to provide for the issuance of the Notes (as defined herein).  Except as otherwise provided herein, €166,028,000 in aggregate principal amount of Notes shall be initially issued on the date hereof.

Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.   Definitions.  For purposes of this Indenture, unless otherwise specifically indicated herein, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.  In addition, for purposes of the following definitions and this Indenture generally, all ratios and computations based on GAAP shall be made in accordance with GAAP and shall be based upon the consolidated financial statements of the Company and its subsidiaries prepared in conformity with GAAP.  As used in this Indenture, the following terms shall have the following meanings:

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

“Additional Amounts” shall have the meaning assigned to it in Section 4.16.

“Additional Guarantee” shall have the meaning assigned to it in Section 11.1.

“Additional Guarantor” shall have the meaning assigned to it in Section 11.1.

“Additional Notes” means any notes originally issued under the terms of this Indenture after the Issue Date in addition to the Original Notes (but, for the avoidance of doubt, excluding any Notes issued pursuant to Section 2.6(b), 2.6(c), 2.8, 2.11 or 3.8).

“Admission” means the date on which the rights to subscribe for the Company’s stock units will be listed and commence trading on the Irish Stock Exchange and London Stock Exchange.

“Affiliate”means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Affiliate Transaction” has the meaning assigned to it in Section 4.11.

“Agent” means the Principal Paying Agent, any Registrar, Paying Agent, Transfer Agent, Authenticating Agent or co-Registrar.

“Agent Members” shall have the meaning assigned to it in Section 2.16.

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of: (1) any Capital Stock of any Restricted Subsidiary of the Company; or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that asset sales or other dispositions shall not include: (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than €500,000; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.1; (c) any Restricted Payment permitted by Section 4.5 or that constitutes a Permitted Investment; (d) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; and (e) disposals or replacements of obsolete or worn out equipment.

“Attributable Indebtedness” in respect of a Sale and Leaseback Transactions means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Authenticating Agent” shall have the meaning assigned to it in Section 2.2.

“Bankruptcy Law” means, any bankruptcy, insolvency or other similar statute (including, without limitation, the relevant provisions of the Companies Act 1963-2001 of Ireland and the court protection and other provisions of the Companies (Amendment) Act, 1990 (as amended) of Ireland, and any similar statute), regulation or provision of any jurisdiction in which the Company is incorporated or conducting business.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Book-Entry Depositary” means a book-entry depositary under a Depositary Agreement.

“Book-Entry Interests” means individual book-entry interests in a Depositary Interest in a Global Note.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in Luxembourg City, Luxembourg, London, United Kingdom or New York, New York are authorized or required by law to close.

“Capital Stock” means

(1)                                  with respect to any Person that is a company or corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

(2)                                  with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1)                                  securities issued or directly and fully guaranteed or insured by the United States Government or a member state of the European Union on the date of this Indenture or any agency or instrumentality of either thereof (provided that the full faith and credit of the United States or such member state is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2)                                  certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any lender party to the Credit Agreement or by any bank or trust company (x) the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Services, or “A-2” or the equivalent thereof by Moody’s Investors Service, Inc. (or if at the time neither is issuing comparable ratings, then a comparable rating of another internationally recognized rating agency), or (y) having combined capital and surplus in excess of  €500 million;

(3)                                  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) entered into with any bank meeting the qualifications specified in clause (2) above;

(4)                                  commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Services or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by an internationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(5)                                  interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (4) above.

“Change in Tax Law” has the meaning assigned to it in Paragraph 9 of any Initial Note.

“Change of Control” means the occurrence of one or more of the following events:

(1)                                  any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) other than to the Permitted Holders;

(2)                                  the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture);

(3)                                  any Person or Group (other than the Permitted Holders and any entity formed by the Permitted Holders for the purpose of owning, or through which the Permitted Holders, directly or indirectly, own, Capital Stock of the Company) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

(4)                                  the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company, then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

“Change of Control Offer” has the meaning assigned to it in Section 4.15.

“Change of Control Payment” has the meaning assigned to it in Section 4.15.

“Change of Control Payment Date” has the meaning assigned to it in Section 4.15.

“Clearing Agency” means one or more of Euroclear, Clearstream, or the successor of either of them, in each case acting directly, or through a custodian, nominee or depositary, as holder of Depositary Interests in the Global Notes.

“Clearstream” means Clearstream Banking, société anonyme.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, (i) the assets and property of the Company or any Guarantor that from time to time are subject to a Lien securing the Obligations of the Company and/or any Guarantor under any Security Documents.

“Common Depositary” means the common depositary for Euroclear and Clearstream, or its nominee and their respective successors or, as applicable, such other nominee of or custodian for Euroclear and/or Clearstream, as applicable, as may be acceptable to the Company and named or otherwise appointed in accordance with the customary practices or policies of such Common Depositary or Common Depositaries.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means the party named as such in this Indenture until any successor replaces it in accordance with the terms of this Indenture and thereafter means any such successor.

“Company Order” means a written order or request signed in the name of the Company by an Officer of the Company or a member of the Board of Directors of the Company.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1)                                  Consolidated Net Income; and

(2)                                  to the extent Consolidated Net Income has been reduced thereby,

(a)                                  all income taxes of such Person and its Restricted Subsidiaries, paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

(b)                                 Consolidated Interest Expense; and

(c)                                  Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP for such period.

For purposes of determining Consolidated EBITDA only, the following costs attributed to the 2003 Restructuring Program shall be excluded during the periods specified: (x) €35.7 million, for the period ended March 31, 2003, (y) €32.7 million, for the period ended September 30, 2003 and (z) zero, for each period thereafter.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the Measurement Period ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Measurement Period.  In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)                                  the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Measurement Period or at any time subsequent to the last day of the Measurement Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Measurement Period; and

(2)                                  any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Measurement Period) occurring during the Measurement Period or at any time subsequent to the last day of the Measurement Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Measurement Period.  If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(1)                                  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(2)                                  notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)                                  Consolidated Interest Expense; plus

(2)                                  the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock and other than dividends paid by a Restricted Subsidiary of such Person to such Person or to a Wholly Owned Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated national, state and local income tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1)                                  the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount and amortization or write-off of deferred financing costs; (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; and

(2)                                  the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom

(1)                                  after-tax gains from Asset Sales (without regard to the euro limitation set forth in clause (a) of the definition thereof) or abandonments or reserves relating thereto;

(2)                                  after-tax items classified as extraordinary or nonrecurring gains;

(3)                                  the net income of any Person acquired in a “pooling of interests” transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

(4)                                  the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(5)                                  the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person;

(6)                                  any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(7)                                  income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

(8)                                  in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Corporate Trust Office” means an office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at One Canada Square, London E14 5AL, United Kingdom, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning assigned to it in Section 8.3.

“Credit Agreement” means the Credit Agreement dated as of November 29, 1999, as amended and restated under the Amendment and Restatement Agreement dated March 4, 2002 by and among the Company, the lenders party thereto in their capacities as lenders thereunder and National Westminster Bank plc, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Custodian” means any receiver, trustee, assignee, liquidator, examiner, administrator, sequestrator or similar official under any Bankruptcy Law.

“Deadline” means December 6, 2003, or such earlier date as the Company shall determine that Admission will not occur.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Default Interest Payment Date” has the meaning assigned to it in Section 2.13.

“Definitive Notes” means Notes in definitive registered form substantially in the form of Exhibit B hereto.

“Deposit Agreement” means the deposit and custody agreement dated as of the date hereof relating to the Global Notes among the Company, the Book-Entry Depositary in respect of the Notes, the custodian therefor and the owners from time to time of Depositary Interests.

“Depositary Interest” means an interest in a Global Note issued by a Book-Entry Depositary to the Common Depositary in respect of a Global Note in accordance with the Deposit Agreement.

“Designated Senior Agents” means (a) in relation to the Credit Agreement and the Private Placement Notes, the agent appointed under the Intercreditor Agreement (or any successor agent appointed thereunder) and (b) in relation to any other Designated Senior Debt, any agent or representative which has been designated as a “Designated Senior Agent” in any document or instrument evidencing such Designated Senior Debt.

“Designated Senior Debt” means (i) Indebtedness under or in respect of the Credit Agreement and the Private Placement Notes and (ii) any other Indebtedness constituting Senior Debt of the Company or a Guarantor which, at the time of determination, has an aggregate principal amount of at least €50.0 million and is specifically designated in the instrument evidencing such Senior Debt as “Designated Senior Debt” by the Company.

“Directive” has the meaning assigned to it in Section 4.16.

“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors of the Company having no material direct or indirect financial interest in or with respect to such Affiliate Transaction.  A member of the Board of Directors of the Company shall not be deemed to have such a financial interest by reason of such member’s holding Capital Stock of the Company or any Parent or any options, warrants or other rights in respect of such Capital Stock or being an officer or employee of the Company, or any Restricted Subsidiary of the Company.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes.

“Escrow Agent” means the Trustee, as escrow agent, under the Escrow Agreement.

“Escrow Agreement” means, the Escrow Agreement, dated as of the date hereof, between the Company, the Escrow Agent and J&E Davy.

“Escrowed Property” means the amount in euro equal to the gross proceeds of the offering of the Notes deposited with the Escrow Agent pursuant to the terms of the Escrow Agreement.

“Euroclear” means Euroclear Bank S.A./N.V.

“Euro Equivalent” means (i) with respect to any monetary amount in euro, such amount and (ii) with respect to any monetary amount in a currency other than euro, at any time of determination thereof, the amount of euro obtained by translating such other currency involved in such computation into euro at the spot rate for the purchase of euro with the applicable other currency as published in the Financial Times on September 30, 2003.

“Event of Default” has the meaning assigned to it in Section 6.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Excluded Assets” means (i) Alexandra Factory Car Park in Tunstall, (ii) Alexandra Factory in Tunstall, (iii) Coalport Manufacturing Facility, (iv) Midwinter land parcel, (v) Stuart Crystal Manufacturing Facility in Stourbridge, (vi) Dungarvan land parcel, (vii) Eagle Factory in Stoke-on-Trent, and (viii) Mason’s Ironstone Manufacturing Facility in Hanley.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

“First Priority Parties” means each of (i) the Designated Senior Agent on behalf of itself, the lenders under the Credit Agreement, the holders of the Private Placement Notes and the holders of the other Senior Debt which are secured by the Security Documents on the Issue Date and (ii) the holders from time to time of any other Senior Debt which is secured and the duly authorized representative of such holders, if any; provided, in each case, that such Person or its duly authorized representative shall have become a party to the Intercreditor Agreement.

“GAAP” means generally accepted accounting principles in Ireland as in effect as of the date hereof; provided, however, that all reports and other financial information provided by the Company to the Holders, the Trustees and/or the Commission shall be prepared in accordance with Irish GAAP as in effect on the date of such report or other financial information.  All ratios and computations based on GAAP contained herein will be computed in conformity with Irish GAAP.

“Global Note” shall mean one or more Regulation S Global Notes or Rule 144A Global Notes.

“Guarantee” means a guarantee of the Notes by a Guarantor.

“Guarantor” means (1) Waterford Wedgwood UK plc, Waterford Crystal Limited, All-Clad Holdings, Inc., Waterford Wedgwood USA, Inc., Wedgwood Limited, Waterford Crystal

(Manufacturing) Limited, Waterford Wedgwood GmbH, Statum Limited, Waterford Wedgwood Retail Limited, Waterford Wedgwood Japan Limited, Josiah Wedgwood & Sons Limited, WW Inc., Waterford Wedgwood Finance, Inc., Waterford Wedgwood Holdings, Waterford Wedgwood, Inc., Stuart & Sons Limited, Josiah Wedgwood & Sons (Exports) Limited, All-Clad Metal Crafters LLC, Clad Metals LLC and Clad Holdings Corp.; and (2) each of the Company’s Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

“Holder” or “holder” means, for so long as the Notes are represented by global notes, the bearer thereof, which shall initially be the relevant Book-Entry Depositary and, in the event that Definitive Notes are issued, each Person in whose name the Notes are registered on the Registrar’s books.

“Indebtedness” means with respect to any Person, without duplication,

(1)                                  all Obligations of such Person for borrowed money;

(2)                                  all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                  all Capitalized Lease Obligations of such Person;

(4)                                  all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(5)                                 all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6)                                 guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7)                                 all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

(8)                                 all Obligations under currency agreements and interest swap agreements of such Person; and

(9)                                  all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

“Indenture” means this Indenture, as amended, modified or supplemented from time to time in accordance with the terms hereof.

“Independent Financial Advisor” means a firm (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Initial Global Notes” means the Regulation S Global Note and the Rule 144A Global Note.

“Initial Notes” means Waterford Wedgwood plc’s 9 7/8% Mezzanine Notes due 2010 issued on the Issue Date (and any Notes issued in respect thereof pursuant to Section 2.6(b), 2.6(c), 2.7, 2.8, 2.11 or 3.8).

“Initial Purchasers” means the initial purchasers named as such in the Subscription Agreement, dated November 26, 2003, among the Company and such initial purchasers.

“Intercreditor Agreement” means the intercreditor deed entered into by, amongst others, the lenders under the Credit Agreement and the holders of the Private Placement Notes regarding repayment of certain of the Designated Senior Debt (as the same may be amended, amended and restated, supplemented or otherwise modified or replaced from time to time).

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. “Investment” shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be.  If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

“Irish GAAP” means accounting principles and practices which are:

generally accepted in Ireland as of the date of determination; and

consistent with the accounting principles applied by the Company, and any variation to these accounting principles and practices which is not material.

“Issue Date” means December 1, 2003, the date on which Notes are first issued hereunder.

“Legal Defeasance” has the meaning assigned to it in Section 8.2.

“Lien” means any lien, mortgage, deed of trust, pledge, security assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Measurement Period” means the most recently completed two half-yearly periods prior to any Transaction Date for which accounts have been delivered to the Trustee; provided, however, that during any four quarter period in which the Company has delivered to the Trustee and made publicly available quarterly financial information, “Measurement Period” shall mean such four quarter period.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1)                                  reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2)                                  taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3)                                  repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale; and

(4)                                  appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“Note Issue Date” means, with respect to the issuance of any Note that is an Initial Note or an Additional Note, the date of issuance of such Note.

“Notes” means the Initial Notes and any Additional Notes (and any Notes issued pursuant to Sections 2.6(b), 2.6(c), 2.7, 2.8, 2.11 or 3.8).

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, (x) the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity or, or (y) any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion in form and substance reasonably satisfactory to the Trustee from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company.

“Pari Passu Indebtedness” means any Indebtedness of the Company or any Guarantor that ranks pari passu in right of payment with the Notes or such Guarantor’s Guarantee, as the case may be.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

“Payor” has the meaning assigned to it in Section 4.16.

“Permitted Holders” means, collectively, (i) Sir Anthony O’Reilly and Peter John Goulandris, and (ii) any Affiliate or Related Person of any Permitted Holder described in the preceding clause (i), and any successor to any such Permitted Holder, Affiliate or Related Person.

“Permitted Investments” means

(1)                                  Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company;

(2)                                  Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment and held by a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under the Notes and this Indenture;

(3)                                  Investments in cash and Cash Equivalents;

(4)                                  payroll, travel and other advances and loans to employees, directors and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of €3.0 million at any one time outstanding;

(5)                                  Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ businesses and otherwise in compliance with this Indenture;

(6)                                  additional Investments not to exceed €25.0 million at any one time outstanding;

(7)                                  Investments in assets, securities or other obligations of trade creditors, suppliers or customers received: (i) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors, suppliers or customers or in good faith settlement of delinquent obligations of such trade creditors, suppliers or customers or (ii) in settlement or satisfaction of a final judgment;

(8)                                  Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.6;

(9)                                  Investments represented by guarantees that are otherwise permitted under the Indenture;

(10)                            deposits made in the ordinary course of business related to investments in negotiable instruments held for collection, leases, utilities, workers’ compensation and unemployment and similar legislation related, and performance and other similar deposits;

(11)                            receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

(12)                            Investments in existence on the Issue Date;

(13)                            loans or advances to vendors, contractors, suppliers or distributors, including advance payments for finished goods, raw materials, supplies, services, equipment or machinery made to the manufacturer, supplier or distributor thereof by the Company or any Restricted Subsidiaries in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; and

(14)                            Investments the payment for which is Qualified Capital Stock of the Company.

“Permitted Junior Securities” means Capital Stock in the Company or debt securities that are unsecured and are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to Article X of this Indenture (without limiting the foregoing, such securities shall have no required principal payments until after the final maturity of all Senior Debt).

“Permitted Liens” means the following types of Liens:

(1)                                  Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)                                  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)                                  Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)                                  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(5)                                  minor survey exceptions, minor encumbrances, easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(6)                                  any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

(7)                                  Liens securing Purchase Money Indebtedness incurred or in the ordinary course of business; provided, however, that (a) such Purchase Money Indebtedness shall not exceed the purchase price or other cost of such property or equipment and shall not be secured by any property or equipment of the Company or any Restricted Subsidiary of the Company other than the property and equipment so acquired and (b) the Lien securing such Purchase Money Indebtedness shall be created within 90 days of such acquisition;

(8)                                  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9)                                  Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10)                            Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(11)                            Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

(12)                            Liens securing Indebtedness under Currency Agreements;

(13)                            Liens securing Acquired Indebtedness incurred in accordance with Section 4.3; provided that:

(a)                                  such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

(b)                                 such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

(14)                            Liens on assets of a Restricted Subsidiary of the Company that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted under the Indenture;

(15)                            leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

(16)                            banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

(17)                            Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(18)                            Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods;

(19)                            Liens in existence on the Issue Date; and

(20)                            Other than as specified in clauses (1) through (19) above, Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Indebtedness that do not, in the aggregate, exceed €5.0 million at any one time outstanding.

“Person” means an individual, partnership, company, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Principal Paying Agent” means The Bank of New York, London, acting in that capacity.

“Private Placement Legend” has the meaning assigned to it in Section 2.7(g).

“Private Placement Notes” means $95.0 million aggregate principal amount of the 8.75% Secured Senior Notes (together with any additional notes that may be issued to capitalize make-whole amounts owing thereunder from time to time) due November 18, 2008 of Waterford Wedgwood Finance, Inc. issued pursuant to separate note purchase agreements, dated as of November 18, 1998, as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time.

“Public Debt” means any bonds, debentures, notes or other similar debt securities issued in a public offering or a private placement to institutional investors.

“Public Equity Offering” ” means an offering by the Company of its Qualified Capital Stock where such Qualified Capital Stock is listed or quoted on a recognized securities exchange or inter dealer quotation system in any current member of the European Union or the United States.

“Purchase Money Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Institutional Buyer” or “QIB” has the meaning assigned to it by Rule 144A under the Securities Act.

“Record Date” shall mean a date which is 15 days before any Interest Payment Date (as defined in the Note).

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 8 of the Initial Notes.

“Redemption Price” when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and Paragraphs 8 and 9 of the Initial Notes.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.3 (other than pursuant to clause (2), (4), (5), (6), (7), (8), (9), (10), (12) or (13) of paragraph (b) thereof), in each case that does not:

(1)                                  result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium,

make-whole or accrued interest required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

(2)                                  create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company (and is not otherwise guaranteed by a Restricted Subsidiary of the Company), then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes or any Guarantee, then such Refinancing Indebtedness shall be subordinate to the Notes or such Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registrar” has the meaning assigned to it in Section 2.3.

“Regulation S” means Regulation S (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

“Regulation S Global Note” has the meaning assigned to it in Section 2.1.

“Regulation S Note” has the meaning assigned to it in Section 2.1.

“Related Person” with respect to any Permitted Holder means:

(1)                                  any controlling equityholder or majority (or more) owned Subsidiary of such Person; or

(2)                                  in the case of an individual, any spouse, family member or relative of such individual, any trust or partnership for the benefit of one or more of such individual and any such spouse, family member or relative, or the estate, executor, administrator, committee or beneficiaries of any thereof; or

(3)                                  any trust, corporation, partnership or other Person for which one or more of the Permitted Holders and other Related Persons or any thereof constitute the beneficiaries, stockholders, partners or owners thereof; or Persons beneficially holding in the aggregate a majority (or more) controlling interest therein.

“Release” means the release of the Escrowed Property to the Company pursuant to the terms of the Escrow Agreement.

“Relevant Taxing Jurisdiction” has the meaning assigned to it in Section 4.16.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, responsible officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Global Note” means a Global Note required to bear the Private Placement Legend pursuant to the terms of this Indenture.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Payment” has the meaning assigned to it in Section 4.5.

“Restricted Period” has the meaning assigned to it in Section 2.7(c).

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Rights Offering” means the Company’s conditional rights offering.

“Rule 144” means Rule 144 (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

“Rule 144A” means Rule 144A (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

“Rule 144A Global Note” has the meaning assigned to it in Section 2.1.

“Rule 144A Notes” has the meaning assigned to it in Section 2.1.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

“SEC” means the United States Securities and Exchange Commission or any successor agency.

“Second Priority Parties” means (i) each of the Trustee on behalf of itself and the Holders of the Notes (including any Additional Notes subsequently issued under and in compliance with the terms of this Indenture) and (ii) the holders from time to time of any other Pari Passu Indebtedness and the duly authorized representative of such holders, if any; provided, in each case, that such Person or its duly authorized representative shall have become a party to the Intercreditor Agreement.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agent” means the Person designated as security agent under the Security Documents.

“Security Documents” means the security agreements and related documents which assets on the Issue Date are secured in favor of the Security Agent as security for, among others (i) borrowings under the Credit Agreement, (ii) obligations under the Private Placement Notes and (iii) obligations under the Notes and Guarantees (including, without limitation, the Intercreditor Agreement) and any other security agreements or other instruments by which any of the Company’s or a Guarantor’s Obligations hereunder (or under the Notes or the Guarantees) are secured by a Lien (whether pursuant to Section 13.01(c), 13.10 or otherwise) as such agreements may be amended from time to time.

“Senior Debt” of any Person means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of such Person, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.  Without limiting the generality of the foregoing, “Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature of the Company under the Credit Agreement and the Private Placement Notes, including, without limitation, obligations to pay principal, make-whole amounts (including to the extent capitalized by the issuance of additional notes and subsequent increases in the aggregate outstanding principal amount thereof by way of further capitalization of make-whole amounts under the Private Placement Notes) and interest (including interest on any notes issued to capitalize make-whole amounts owing under the Private Placement Notes), reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred.  Notwithstanding the foregoing, “Senior Debt” shall not include (i) any Indebtedness of the Company to a Subsidiary of the Company, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for taxes (including national or local taxes) owed or owing by the Company, (vi) Indebtedness incurred in violation of Section 4.3 of this Indenture, (vii) Indebtedness which, when incurred, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

“Significant Subsidiary” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

“Special Mandatory Redemption” has the meaning assigned to it in Section 3.1.

“Special Mandatory Redemption Date” has the meaning assigned to it in Section 3.1.

“Special Mandatory Redemption Price” has the meaning assigned to it in Section 3.1.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Company or any Guarantor that is subordinated or junior in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

“Subsidiary”, with respect to any Person, means:

(1)                                  any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2)                                  any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Successor Company” has the meaning assigned to it in Section 5.1(1).

“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.

“Tax Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 9 of the Initial Notes.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as it may be amended from time to time.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“U.S. Person” means a “US person” as defined in Rule 902 under the Securities Act or any successor rule.

“Unrestricted Global Note” shall mean any Global Note that is not a Restricted Global Note.

“Unrestricted Subsidiary” of any Person means:

(1)                                  any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2)                                  any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(1)                                  the Company certifies to the Trustee that such designation complies with Section 4.5; and

(2)                                  each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with Section 4.5, the portion of the fair market value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, shall be deemed to be an Investment.  Such designation will be permitted only if such Investment would be permitted at such time under Section 4.5.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1)                                  immediately after giving effect to such designation, the Company is able to incur at least €1.00 of additional Indebtedness pursuant to paragraph (a) of Section 4.3; and

(2)                                  immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.  Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filling with the Trustee a copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

SECTION 1.2.   Rules of Construction.  Unless the context otherwise requires:

(a)                                  a term defined in this Indenture has the meaning assigned to it in this Indenture;

(b)                                 an accounting term not otherwise defined in this Indenture has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 words in the singular include the plural, and words in the plural include the singular;

(e)                                  “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(f)                                    all references to “€” or “euro” are to the lawful currency of the participating member states of the Third Stage of European Economic and Monetary Union of the Treaty Establishing the European Community;

(g)                                 any reference to “Section” or “Article” refers to a “Section” or “Article” of this Indenture; and

(h)                                 unless otherwise specified or the context otherwise requires, references to “Board of Directors”, “Board Resolution”, “Officer”, “Officer’s Certificate”, “Restricted Subsidiary”, “Subsidiary”, “Unrestricted Subsidiary”, “Wholly Owned Restricted Subsidiary” and “Wholly Owned Subsidiary” mean the Board of Directors, a Board Resolution, an Officer, an Officer’s Certificate, a Restricted Subsidiary, a Subsidiary, an Unrestricted Subsidiary, a Wholly Owned Restricted Subsidiary and a Wholly Owned Subsidiary, respectively, of the Company.

ARTICLE II

THE NOTES

SECTION 2.1.   Form and Dating.  i)  The Initial Notes, Additional Notes and the notation thereon relating to the Trustee’s certificate of authentication thereof, shall be substantially in the form of Exhibits A or B, as applicable.  The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or Clearing Agency rule or usage, any agreements to which the Company or any Guarantors are subject, if any, or any other customary usage, or as may consistently herewith be determined by an Officer of the Company, as evidenced by the execution of such Notes (provided always that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Company).  Each Note shall be dated the date of its issuance and shall show the date of its authentication.

The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, each Guarantor, the Trustee and the Principal Paying Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  The Notes will initially be represented by the Initial Global Notes.  Global Notes shall be issuable only in bearer form and Definitive Notes, if any, shall be issuable only in registered form.  The Global Notes shall be deposited with the Book-Entry Depositary or a custodian therefor in accordance with the Deposit Agreement.

(a)                                  Notes offered and sold in their initial distribution in reliance on Regulation S shall be initially issued in global form without interest coupons, substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein.  Such Global Notes shall be referred to collectively herein as the “Regulation S Global Note.”  The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as hereinafter provided (or by the issue of further Regulation S Global Notes), in connection with a corresponding decrease or increase in the aggregate principal amount of the Rule 144A Global Note (as defined below), or in consequence of the issue of Definitive Notes or additional Regulation S Notes, as hereinafter provided.  The Regulation S Global Note and all other Initial Notes that are not Rule 144A Notes (as defined below) shall collectively be referred to herein as the “Regulation S Notes.”

(b)                                 Notes offered and sold in their initial distribution in reliance on Rule 144A shall be initially issued in global form without interest coupons, substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A, except as otherwise permitted herein.  Such Global Notes shall be referred to collectively herein as the “Rule 144A Global Note.”  The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as hereinafter provided (or by the issue of further Rule 144A Global Notes), in connection with a corresponding decrease or increase in the aggregate principal amount of the Regulation S Global Note, or in consequence of the issue of Definitive Notes or additional Rule 144A Notes, as hereinafter provided.  The Rule 144A Global Note and all other Initial Notes offered and sold in their initial distribution in reliance on Rule 144A under the Securities Act shall collectively be referred to herein as the “Rule 144A Notes.”

As long as the Notes are in global form, the Principal Paying Agent (in lieu of the Trustee) shall be responsible for:

(i)                                     paying sums due on the Global Notes; and

(ii)                                  arranging on behalf of and at the expense of the Company for notices in respect of Notes to be communicated to Holders of Notes in accordance with the terms of this Indenture.  Each reference in this Indenture to the performance of duties set forth in clauses (i) and (ii), above, by the Trustee includes performance of such duties by the Principal Paying Agent in respect of Notes.

SECTION 2.2.   Execution and Authentication.  One Officer of the Company shall sign, or one member of the Board of Directors of the Company shall sign, the Notes by manual or facsimile signature.

If an Officer or member of the Board of Directors of the Company whose signature is on a Note was an Officer or member of the Board of Directors of the Company at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

Except as otherwise provided herein, the aggregate principal amount of Notes which may be outstanding at any time under this Indenture is not limited in amount.  The Trustee shall authenticate such Notes which shall consist of (i) Initial Notes for original issue on the Issue Date in an aggregate principal amount not to exceed €166,028,000, and (ii) Additional Notes from time to time for issuance after the Issue Date to the extent otherwise permitted hereunder (including, without limitation, under Section 4.3), in each case upon receipt of a Company Order in the form of an Officer’s Certificate.  Additional Notes will be treated as the Original Notes for all purposes under this Indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase.  Such Company Order shall specify the aggregate principal amount of Notes to be authenticated, the date on which the Notes are to be authenticated, the issue price and the date from which interest on such Notes shall accrue, whether the Notes are to be Original Notes or Additional Notes, whether the Notes are to be issued as Definitive Notes or Global Notes and whether or not the Notes shall bear the Private Placement Legend, or such other information as the Trustee may reasonably request.  In authenticating the

Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel to the effect that the conditions precedent provided for in this Indenture which relate to the authentication and delivery of the Notes have been satisfied.  Upon receipt of a Company Order, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Company.

The Trustee may appoint an authenticating agent (“Authenticating Agent”), at the Company’s expense, reasonably acceptable to the Company to authenticate Notes.  Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.  An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

The Notes shall be issuable only in denominations of €1,000 and any integral multiples thereof.

SECTION 2.3.   Registrar and Paying Agent.  The Company shall maintain an office or agency in London, England, where (a) Definitive Notes, if any, may be presented or surrendered for registration of transfer or for exchange (such office or agency, the “Registrar”) (b) Global Notes (and Definitive Notes, if issued) may be presented or surrendered for payment (such office or agency, the “Paying Agent”) and (c) notices and demands in respect of such Global Notes (and Definitive Notes, if issued) and this Indenture may be served.  In the event that Definitive Notes representing Notes are issued, (a) Definitive Notes may be presented or surrendered for registration of transfer or for exchange, (b) Definitive Notes may be presented or surrendered for payment and (c) notices and demands in respect of such Definitive Notes and this Indenture may be served at an office of the Registrar or Principal Paying Agent, as applicable, in London, England.  The Registrar shall keep a register of the Definitive Notes, if any, and of their transfer and exchange.

In addition, for so long as any Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Company shall have appointed a Person located in Luxembourg which is reasonably acceptable to the Trustee as an additional paying agent and transfer agent for the relevant series of Notes.  The Company will, to the extent practicable, maintain a paying agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to the Directive.

The Company may change the Paying Agent or Registrar for the Notes without prior notice to the Holders of such Notes.  However, if and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company will publish notice of the change in the Paying Agent and Registrar in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or (in the case of Definitive Notes) in addition to such publication, mailed by first-class mail to each Holder’s registered address.

The Company, upon written notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee.  The term “Registrar”

includes any co-Registrar and the term “Paying Agent” includes any additional Paying Agent.  The Company initially appoints (i) The Bank of New York, London, as Registrar and Principal Paying Agent, and (ii) Kredietbank S.A. Luxembourgeoise as an additional Paying Agent and transfer agent, in each case until such time as either such entity has resigned or a successor has been appointed.

In respect of Definitive Notes, if any, payment of principal will be made upon the surrender of such Definitive Notes at the office of the Paying Agent, including, if any, the Paying Agent in Luxembourg.  In the case of a transfer of a Definitive Note in part, upon surrender of the Definitive Note to be transferred, a Definitive Note shall be issued to the transferee in respect of the principal amount transferred and a Definitive Note shall be issued to the transferor in respect of the balance of the principal amount of the transferred Definitive Note at the office of any transfer agent, including, if any, the transfer agent in Luxembourg.  In all circumstances, the Company shall ensure that the Paying Agents shall be located outside Ireland.

For the avoidance of doubt, upon the issuance of Definitive Notes, if any, Holders will be able to receive principal on the Notes and will be able to transfer Definitive Notes at the Luxembourg office of such paying and transfer agent, subject to the right of the Company to mail payments in accordance with the terms of this Indenture.

SECTION 2.4.   Paying Agent To Hold Assets in Trust.  The Company shall require each Paying Agent other than the Trustee, the Principal Paying Agent and the Luxembourg Paying Agent to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, Additional Amounts, if any, premium, if any, or interest on, the Notes, and shall notify the Trustee of any Default by the Company or any Guarantor in making any such payment.  The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.  Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.5.   List of Holders.  In the event that Definitive Notes are issued, the Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Notes.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders of Notes, which list may be conclusively relied upon by the Trustee.

SECTION 2.6.   Book-Entry Provisions for Global Notes.  ii) The Global Notes initially shall (i) be issued in bearer form, (ii) be delivered to the relevant Book-Entry Depositary or its custodian as described in Section 2.1 and (iii) bear legends to the extent required by Section 2.7(g).

(a)                                  Notwithstanding any other provisions of this Indenture, the relevant Deposit Agreement will provide that Global Notes may not be transferred except (i) as a whole by the relevant Book-Entry Depositary to a nominee or custodian of such Book-Entry Depositary or by a nominee or custodian of such Book-Entry Depositary to such Book-Entry Depositary or, in each case, to another successor of such Book-Entry Depositary or a nominee or custodian of such successor and (ii) in connection with transfers, exchanges and cancellations pursuant to Sections 2.7, 2.8 or 2.12 hereof or in accordance with the relevant Deposit Agreement.  The Deposit Agreement, as agreed by the parties thereto, provide that transfer of all or any portion of the Depositary Interests may only be made through the book-entry system maintained by the relevant Book-Entry Depositary and, unless and until the relevant Book-Entry Interests are exchanged for Definitive Notes, the Depositary Interests held by a Clearing Agency (including, where relevant, through the Common Depositary) may not be transferred except as a whole by a Clearing Agency to a nominee of a Clearing Agency or by a nominee of a Clearing Agency to a Clearing Agency or another nominee of a Clearing Agency or by a Clearing Agency or any nominee to a successor of a relevant Clearing Agency or a nominee of the successor.  Global Notes may be transferred or exchanged for Definitive Notes in accordance with the rules and procedures of the relevant Clearing Agency and the provisions of this Section 2.6.  All Global Notes shall be exchanged by the Company (with authentication by the Trustee upon receipt of a Company Order) for one or more Definitive Notes, if (a) any Clearing Agency notifies the Company at any time that it is unwilling or unable to continue as depositary for Depositary Interests representing the Global Notes and a successor depositary is not appointed within 90 days of such notification, (b) the Book-Entry Depositary notifies the Company at any time that it is unwilling or unable to continue as book-entry depositary and a successor book-entry depositary is not appointed by the Company within 90 days, (c) any Clearing Agency so requests following an Event of Default hereunder or (d) in whole (but not in part) at any time if the Company in its sole discretion determines and notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes.  If an Event of Default occurs and is continuing, the Company shall, at the written request of the Holder thereof, exchange all or part of a Global Note for one or more Definitive Notes (with authentication by the Trustee upon receipt of a Company Order); provided, however, that the principal amount at maturity of such Definitive Notes and such Global Note after such exchange shall be, in each case, €1,000 or integral multiples thereof.  Whenever all of a Global Note is exchanged for one or more Definitive Notes, it shall be surrendered by the Holder thereof to the Trustee for cancellation.  Whenever a part of a Global Note is exchanged for one or more Definitive Notes, the Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A of such Global Note such that the principal amount of such Global Note will be equal to the portion of such Global Note not exchanged and shall thereafter return such Global Note to such Holder.  Exchanges of Global Notes for Definitive Notes shall be made at no expense to holders of Book-Entry Interests or the Trustee.  A Global Note may not be exchanged for a Definitive Note other than as provided in this Section 2.6(b).  Every Note authenticated and delivered in exchange for or in lieu of a Global Note, or any portion thereof, pursuant to Section 2.8, 2.11 or 3.8 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note.

(b)                                 In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.6, a Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and make available for delivery, to each beneficial owner identified by the relevant Book-Entry Depositary in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(c)                                  Transfer and exchange of Global Notes shall be by delivery, but each Global Note issued and authenticated hereunder shall be in bearer form and shall initially be delivered to the Book-Entry Depositary or its custodian, and each such Global Note shall constitute a single note for all purposes of this Indenture.  In all cases, Definitive Notes delivered in exchange for any Depositary Interests representing Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the relevant Clearing Agency or its nominee in accordance with its customary procedures.  In no event will Definitive Notes in bearer form be issued.

(d)                                 Any Definitive Note delivered in exchange for an interest in a Global Note Pursuant to paragraph (b) of this Section 2.6 shall, except as otherwise provided by Section 2.8, bear the Private Placement Legend.

SECTION 2.7.   Registration of Transfer and Exchange.  iii) Notwithstanding any provision to the contrary herein, so long as a Note remains outstanding, transfers of beneficial interests in Global Notes or transfers of Definitive Notes, in whole or in part, shall be made only in accordance with this Section 2.7.

(a)                                  If a holder of a Book-Entry Interest in a Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in such Regulation S Global Note, such holder may, subject to the rules and procedures of the relevant Clearing Agency, to the extent applicable, and subject to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent Book-Entry Interest in such Regulation S Global Note.  Upon (1) written instructions given in accordance with the procedures of the Clearing Agency, to the extent applicable, from or on behalf of a holder of a Book-Entry Interest in the relevant Rule 144A Global Note, directing the credit of a Book-Entry Interest in the corresponding Regulation S Global Note in an amount equal to the Book-Entry Interest in the Rule 144A Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of the Clearing Agency, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account and (3) receipt by the relevant Book-Entry Depositary of a certificate in the form of Exhibit C given by the holder of such Book-Entry Interest stating that the exchange or transfer of such interest has been made pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S or with Rule 144 under the Securities Act, the Book-Entry Depositary shall present the relevant Initial Global Notes to the Trustee or its agent to reduce the principal amount of the relevant Rule 144A Global Note and to increase the principal amount of the corresponding Regulation S Global Note by the principal amount of the beneficial interest in the Rule 144A Global Note to be so transferred or exchanged by annotation thereon or in the records of the Trustee (and an appropriate notation shall be made by the Trustee thereon or in the records of the Trustee).  The Trustee or its agent shall then promptly deliver appropriate instructions to the Clearing Agency to reduce or reflect on its records a reduction of the Book-Entry Interests in the relevant Rule 144A Global Note by the aggregate principal amount of the interest in such Rule 144A Global Note to be so exchanged or transferred from the relevant participant, and the Trustee shall promptly deliver appropriate instructions to the Clearing Agency concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of Book-Entry Interests in such Regulation S Global Note by the aggregate principal amount of the interests in such Rule 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a Book-Entry Interest in such Regulation S Global Note equal to the reduction in the principal amount of such Book-Entry Interests in the relevant Rule 144A Global Note.

(b)                                 If a holder of a Book-Entry Interest in a Regulation S Global Note wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the Rule 144A Global Note, or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in such Rule 144A Global Note, such holder may, subject to the rules and procedures of the relevant Clearing Agency, to the extent applicable, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent Book-Entry Interest in such Rule 144A Global Note.  Upon (1) written instructions given in accordance with the procedures of the Clearing Agency, to the extent applicable, from or on behalf of a holder of a Book-Entry Interest in the relevant Regulation S Global Note directing the credit of a Book-Entry Interest in the corresponding Rule 144A Global Note in an amount equal to the Book-Entry Interest in the Regulation S Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of the Clearing Agency, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account and (3) if during the period prior to or on the 40th day after the later of the commencement of the offering of the Notes and the relevant Note Issue Date (the “Restricted Period”), receipt by the relevant Book-Entry Depositary of a certificate in the form of Exhibit D given by the holder of such Book-Entry Interest and stating that the Person transferring such interest in such Regulation S Global Note reasonably believes that the Person acquiring such interest in such Rule 144A Global Note is a Qualified Institutional Buyer and is obtaining such Book-Entry Interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or any other jurisdiction, the Book-Entry Depositary shall present the relevant Initial Global Notes to the Trustee or its agent to reduce the principal amount of the relevant Regulation S Global Note and to increase the principal amount of the corresponding Rule 144A Global Note by the principal amount of the beneficial interest in the Regulation S Global Note to be so transferred or exchanged by annotation thereon (and an appropriate notation shall be made thereon by the Trustee).  The Trustee or its agent shall then promptly deliver appropriate instructions to the Clearing Agency to reduce or reflect on its records a reduction of the Book-Entry Interests in the relevant Regulation S Global Note by the aggregate principal amount of the interest in such Regulation S Global Note to be exchanged or transferred, and the Trustee shall promptly deliver appropriate instructions to the Clearing Agency concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of Book-Entry

Interests in such Rule 144A Global Note by the aggregate principal amount of the interest in such Regulation S Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a Book-Entry Interest in such Rule 144A Global Note equal to the reduction in the principal amount of such Book-Entry Interests in the Regulation S Global Note.  After the expiration of the Restricted Period, the certification requirement set forth in clause (3) of the second sentence of this Section 2.7(c) will no longer apply to such transfers.

(c)                                  Any Book-Entry Interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to Book-Entry Interests in such other Global Note for as long as it remains such an interest.

(d)                                 In the event that a Global Note is exchanged for Definitive Notes, pursuant to Section 2.6(b), or a Definitive Note is exchanged for another such Definitive Note, or a Definitive Note is exchanged for a Book-Entry Interest in a Global Note, such Notes may be exchanged or transferred for one another only in accordance with (i) such procedures as are substantially consistent with the provisions of Sections 2.7(b) and (c) above (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144, Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Company and the Trustee.

(e)                                  Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may not be transferred to a U.S. Person or for the account or benefit of a U.S. Person except to a person whom the transferor reasonably believes is purchasing or acquiring such beneficial interest for its own account or for the account or accounts as to which it exercises sole investment discretion and is a QIB and otherwise in a transaction meeting the requirements of Rule 144A and in accordance with all applicable securities laws of any state of the United States or any other jurisdiction and in accordance with the requirements of this Indenture.  Until the expiration of the Restricted Period, Book-Entry Interests in the Regulation S Global Notes may only be held through Euroclear and Clearstream.

(f)                                    Each Initial Note issued hereunder, including each Note issued in exchange therefor, unless such Note is sold or exchanged pursuant to an effective registration statement under the Securities Act, shall, upon issuance, bear the following legend (the “Private Placement Legend”):

“THIS NOTE OF WATERFORD WEDGWOOD PLC HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE U.S. SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH WATERFORD WEDGWOOD PLC OR ANY AFFILIATE OF WATERFORD WEDGWOOD PLC WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO WATERFORD WEDGWOOD PLC, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE U.S. SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, AND (2) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT WATERFORD WEDGWOOD PLC, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THAT AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO WATERFORD WEDGWOOD PLC, THE TRUSTEE AND THE REGISTRAR IS COMPLETED AND DELIVERED BY THE TRANSFEROR.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE U.S. SECURITIES ACT.”

The Private Placement Legend shall not be removed from such Note except as provided in this Section 2.7(g).  The Private Placement Legend shall be removed from a Note as provided by and in accordance with the terms of the penultimate sentence of the Private Placement Legend.  Upon the satisfaction of the terms of such sentence, the Trustee, upon receipt of a Company Order, shall authenticate and deliver in exchange for such Note another Note or Notes having an equal aggregate principal amount that does not bear such legend.  If the Private Placement Legend has been removed from a Note as provided above, no other Note issued in exchange for all or any part of such Note shall bear such legend, unless the Company has reasonable cause to believe that such other Note is a “restricted security” within the meaning of Rule 144 and instructs the Trustee to cause a legend to appear thereon.

(g)                                 By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and that such restrictions also apply to transfers of any beneficial interests in these Notes and agrees that it will transfer such Note only as provided in this Indenture.

Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members of a relevant Clearing Agency or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Registrar and each Book-Entry Depositary shall retain copies of all letters, notices and other written communications received pursuant to Section 2.6 or this Section 2.7.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(h)                                 Definitive Notes shall be transferable only upon the surrender of a Definitive Note for registration of transfer.  When a Definitive Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements for such transfers and the requirements of this Indenture are met.  When Definitive Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Definitive Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.  To permit registration of transfers and exchanges, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate Definitive Notes at the Registrar’s or co-registrar’s request.

(i)                                     The Company shall not be required to make, and the Registrar need not register transfers or exchanges of, Definitive Notes (i) that have been selected for redemption (except, in the case of Definitive Notes to be redeemed in part, the portion thereof not to be redeemed) or (ii) for a period of 15 days prior to a selection of Definitive Notes to be redeemed.

(j)                                     Prior to the due presentation for registration of transfer of any Definitive Note, the Company, any Guarantor, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Definitive Note is registered as the absolute owner of such Definitive Note for the purpose of receiving payment of principal, premium, if any, interest, or Additional Amounts, if any, on such Definitive Note and for all other purposes whatsoever, whether or not such Definitive Note is overdue, and none of the Company, any Guarantor, the

Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(k)                                  (A) A Book-Entry Interest related to any Global Note that is a Restricted Global Note may be exchanged by any holder thereof for a Book-Entry Interest related to an Unrestricted Global Note, or transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest related to an Unrestricted Global Note only in circumstances where, in relation to such Book-Entry Interests, the conditions for the removal of the Private Placement Legend set forth in Section 2.7(g) are satisfied.

(B)                                If a holder of a Book-Entry Interest related to a Restricted Global Note wishes at any time to exchange its interest in such Restricted Global Note for an interest in an Unrestricted Global Note in accordance with the terms of this Indenture, or to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of an interest in such Unrestricted Global Note, such holder may, subject to the rules and procedures of the relevant Clearing Agency, to the extent applicable, and subject to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent Book-Entry Interest in such Unrestricted Global Note, as applicable.  Upon (1) written instructions given in accordance with the procedures of the Clearing Agency, to the extent applicable, from or on behalf of a holder of a Book-Entry Interest in the relevant Restricted Global Note, directing the credit of a Book-Entry Interest related to the Unrestricted Global Note in an amount equal to the Book-Entry Interest related to the Restricted Global Note to be exchanged or transferred, (2) a written order given in accordance with the provisions of the relevant Deposit Agreement, the procedures of the Clearing Agency, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account and (3) receipt by the relevant Book-Entry Depositary of a certificate stating that the exchange or transfer of such interest has been made pursuant to and in accordance with this Indenture, the Book-Entry Depositary shall present the relevant Global Notes to the Trustee or its agent to reduce the principal amount of the relevant Restricted Global Note and to increase the principal amount of the corresponding Unrestricted Global Note by the principal amount of the beneficial interest in the Restricted Global Note to be so transferred by annotation thereon or in the records of the Trustee (and an appropriate notation shall be made by the Trustee thereon or in the records of the Trustee).

(l)                                     No service charge will be made for any registration or transfer or exchange of the Notes, but the Trustee, any Paying Agent and and any transfer agent, including the transfer agent in Luxembourg, may require payment by a transferor of a sum sufficient to pay all taxes or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.7.

(m)                               All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(n)                                 The Registrar shall effect and register, upon receipt of a written request from the Company to do so, a transfer not otherwise provided for by this Section 2.7, such registration to be done in accordance with the otherwise applicable provisions of Section 2.7, upon the furnishing by the proposed transferor or transferee to the Company and the Trustee of a written opinion of counsel (which opinion and counsel are satisfactory to the Company and the Trustee) to the effect that, and/or such other certifications or information as the Company and the Trustee may require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

SECTION 2.8.  Replacement Notes.  If a mutilated Definitive Note is surrendered to the Registrar, if a mutilated Global Note is surrendered to the Company or if the Holder of a Note provides evidence to the reasonable satisfaction of the Company and the Trustee that such Note has been lost, destroyed or wrongfully taken, the Company shall issue and, upon receipt of a Company Order, the Trustee shall authenticate a replacement Note in such form as the Note being replaced if the requirements of the Trustee, the Registrar, the Company and any Guarantor are met.  If required by the Trustee, the Registrar or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Company, the Registrar and the Trustee, to protect the Company and any Guarantor, the Registrar, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced.  The Company may charge such Holder for any tax or other governmental charge that may be imposed on or in relation to the issuance of any replacement Note and for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel and of the Trustee.  If any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Note, pay such Note.  Every replacement Note is an additional obligation of the Company and any Guarantor.  The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or wrongfully taken Notes.

SECTION 2.9.  Outstanding Notes.  The Notes outstanding at any time under this Indenture are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation, those reductions in the Global Note effected in accordance with the provisions hereof and those described in this Section as not outstanding.  Subject to Section 2.10, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.8 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it and the Company that the replaced Note is held by a bona fide purchaser.  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.8.

If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding and interest and Additional Amounts, if any, on it cease to accrue.

If on a Redemption Date or the Maturity Date the Paying Agent holds cash in euro sufficient to pay all of the principal, premium, if any, interest, and Additional Amounts, if any, due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest, and Additional Amounts, if any, on such Notes cease to accrue.

SECTION 2.10.   Treasury Notes.  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

For purposes of determining whether such Holders have so concurred, the Trustee may require an Officer’s Certificate of the Company listing Notes owned by the Company, a Subsidiary of the Company or (to the Company’s knowledge) an Affiliate of the Company.

SECTION 2.11.   Temporary Notes.  In the event that Definitive Notes become issuable under the Indenture, until permanent Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Definitive Notes upon receipt of a Company Order in the form of an Officer’s Certificate.  The Officer’s Certificate shall specify the amount of temporary Definitive Notes to be authenticated and the date on which the temporary Definitive Notes are to be authenticated.  Temporary Definitive Notes shall be substantially in the form of permanent Definitive Notes but may have variations that the Company considers appropriate for temporary Definitive Notes.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a Company Order pursuant to Section 2.2 permanent Definitive Notes in exchange for temporary Definitive Notes.  Holders of temporary Definitive Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.12.   Cancellation.  The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of (subject to the record retention requirements of the Exchange Act) all Notes surrendered for transfer, exchange, payment or cancellation; provided, however, that the Trustee may, but shall not be required to, destroy such canceled Notes.  Subject to Section 2.7, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.  If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.

SECTION 2.13.   Defaulted Interest.  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Holders thereof.  If such default in payment of interest continues for 30 days, the Company shall (in the case of Definitive Notes) establish a subsequent special Record Date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest.  If no special Record Date is required to be established pursuant to the immediately preceding sentence, (i) in the case of Definitive Notes, Holders of record on the original Record Date shall be entitled to such payment of defaulted interest and any such interest payable on the defaulted interest and (ii) in the case of Global Notes, Holders on the Default Interest Payment Date (as defined in the next sentence) shall be entitled to such payment of defaulted interest and any such interest payable on the defaulted interest.  The Company shall notify the Trustee and Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a “Default Interest Payment Date”), and at the same time the Company shall deposit with the Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements reasonably satisfactory to the Trustee or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.13; provided, however, that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 10:00 a.m. London time on the proposed Default Interest Payment Date with respect to defaulted interest to be paid on the Note.  In the case of Definitive Notes, at least 15 days before the subsequent special Record Date, if applicable, the Company shall publish, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, in a leading newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort) and, in addition to such publication, mail by first-class mail to each Holder’s registered address, with a copy to the Trustee, a notice that states the subsequent special Record Date, the payment date and the amount of defaulted interest.  In the case of Global Notes, at least 15 days before the Default Interest Payment Date, the Company shall publish if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require in a leading newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort), with a copy to the Trustee, a notice that states the Default Interest Payment Date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.14.   CUSIP, ISIN and Common Code Numbers.  The Company in issuing the Notes may use a “CUSIP”, “ISIN” or “Common Code” number, and if so, the Trustee may use the CUSIP, ISIN and Common Code number in notices of redemption or exchange that are made at the Company’s request as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN and Common Code number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee in writing of any change in any CUSIP, ISIN or Common Code number.

SECTION 2.15.   Deposit of Moneys.  On or prior to 10:00 am London time on each interest payment date and on the Maturity Date, the Company shall deposit with the Trustee or its designated Paying Agent (which shall be the Principal Paying Agent unless otherwise notified to the Company by the Trustee) in immediately available funds money sufficient to make cash payments, if any, due on such interest payment date or Maturity Date, as the case may be, on all Notes then outstanding.  Such payments shall be made by the Company in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date or Maturity Date, as the case may be.

SECTION 2.16.   Certain Matters Relating to Global Notes.  iv) Neither the Company, any Guarantor nor the Trustee nor any of their respective agents shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or a Depositary Interest, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  Members of or participants in a Clearing Agency (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held by the Book-Entry Depositary or its custodian, or under such Global Note, and the Book-Entry Depositary or its custodian may be treated by the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, any Guarantor, the Trustee or any agent of the Company, any Guarantor, or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Book-Entry Depositary or impair, as between the Clearing Agency and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(a)                                  The Holder of any Global Note may grant proxies and otherwise authorize any Person, including the relevant Clearing Agency and their Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

ARTICLE III

REDEMPTION

SECTION 3.1.  Special Mandatory Redemption; Notice.  If the Release has not occurred on or before 5:00 p.m., London time, on the Deadline, then the Company will, on a day not more than 10 Business Days following the Deadline (such date, the “Special Mandatory Redemption Date”), redeem all of the Notes (the “Special Mandatory Redemption”) at a price equal to 99.381% of the principal amount thereof plus accrued and unpaid interest from the Issue Date of the Notes (the “Special Mandatory Redemption Price”).  Notice of the Special Mandatory Redemption will be made in accordance with the provisions of Section 3.5.  Not later than the first Business Day after the Deadline, if the Release has not occurred, the Escrow Agent will liquidate all Escrowed Property held by it to the Trustee.  On or prior to 10 am on the Special Mandatory Redemption Date, the Company shall pay to the Trustee the difference between the Special Mandatory Redemption Price and the amount paid by the Escrow Agent to the Trustee in accordance with the prior sentence.  On the Special Mandatory Redemption Date, the Company shall cause the Trustee to pay to each Holder of Notes the Special Mandatory Redemption Price for such Holder’s Notes.

SECTION 3.2.  Optional Redemption.  The Notes may be redeemed, as a whole or from time to time in part, upon the terms and at the redemption prices set forth in the Notes.  Any redemption pursuant to this Section 3.2 shall be made pursuant to the provisions of this Article III.

SECTION 3.3.  Notices to Trustee.  If the Company elects to redeem Initial Notes pursuant to Paragraph 8 or 9 of such Notes it shall notify the Trustee and the Principal Paying Agent in writing of the Redemption Date and the principal amount of Notes to be redeemed at least 30 days but not more than 60 days before the Redemption Date (or such shorter period as the Trustee in its sole discretion shall determine).  The Company shall give notice of redemption as required under the relevant paragraph of the Notes pursuant to which such Notes are being redeemed.  Any redemption and notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

SECTION 3.4.  Selection of Notes to Be Redeemed.  If less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed as notified by the Company to the Trustee, and/or in compliance with the requirements of each relevant Clearing Agency, or if such Notes are not so listed or such exchange prescribes no method of selection and the Notes are not held through a Clearing Agency or such Clearing Agency prescribes no method of selection, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal and exchange requirements); provided, however, that no Note of €1,000 in aggregate principal amount or less shall be redeemed in part.  In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

SECTION 3.5.  Notice of Redemption.  At least 30 days but not more than 60 days before a Redemption Date, the Company shall, so long as the Notes are in the form of Global Notes, and are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, publish in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort), and in the case of Definitive Notes, in addition to such publication, mail to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar (any such mailed notice, if mailed in the manner provided in this Section 3.5, to be conclusively deemed to have been given, whether or not the Holder receives such notice).  At the Company’s request made at least 30 days before the Redemption Date (or such shorter period as the Trustee in its sole discretion shall determine), the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items.  Any defect, other than a material defect, in any redemption notice shall not affect the validity of the proceedings for the redemption of any Note.  Each such notice for redemption shall identify the Notes to be redeemed and shall state:

(a)                                  the expected Redemption Date;

(b)                                 the Redemption Prices;

(c)                                  the name and address of the relevant Paying Agent or Paying Agents;

(d)                                 the place where the Notes called for redemption must be surrendered to collect the Redemption Price;

(e)                                  that, unless the Company does not make the redemption payment (whether because any conditions to redemption have not been met or otherwise), interest and Additional Amounts, if any, on Notes called for redemption cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(f)                                    (i) if any Global Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, interest and Additional Amounts, if any, shall cease to accrue on the portion called for redemption, and upon surrender of such Global Note, the Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned and (ii) if any Definitive Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that, after the Redemption Date, upon surrender of such Definitive Note, a new Definitive Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof, upon cancellation of the original Note;

(g)                                 if fewer than all the Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(h)                                 the paragraph of the Notes pursuant to which the Notes are to be redeemed;

(i)                                     the CUSIP, ISIN or Common Code number, and that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number, if any, listed in such notice or printed on the Notes; and

(j)                                     the conditions to redemption, if any, specified by the Company.

SECTION 3.6.  Effect of Notice of Redemption.  Subject to the fulfillment of any conditions to redemption specified in Section 3.5, once notice of redemption is given in accordance with Section 3.5, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price.  Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued and unpaid interest thereon, if any, and Additional Amounts, if any, to the Redemption Date), but (in the case of Definitive Notes) installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

SECTION 3.7.  Deposit of Redemption Price.  On or prior to 10:00 a.m. London time on the Redemption Date, the Company shall deposit with the Trustee or its designated Paying Agent (which shall be the Principal Paying Agent unless otherwise notified to the Company by the Trustee) cash in euro sufficient to pay the Redemption Price of all Notes to be redeemed on that date.  The Paying Agent shall promptly return to the Company any cash so deposited which is not required for that purpose upon the written request of the Company.

If the Company complies with the preceding paragraph, then, unless the Company does not make the redemption payment (whether because any conditions to redemption have not been met or otherwise), interest and Additional Amounts on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.  With respect to Definitive Notes, if a Definitive Note is redeemed on or after an interest Record Date but on or prior to the related interest payment date, then any accrued and unpaid interest, and Additional Amounts, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest, and Additional Amounts, if any, shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, in each case at the rate provided in the Notes and in Section 4.1.

SECTION 3.8.  Notes Redeemed in Part.  Upon surrender and cancellation of a Definitive Note that is redeemed in part (with, if the Company or the Trustee so requires, the endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute and upon receipt of a Company Order the Trustee shall authenticate for the Holder without a service charge a new Definitive Note equal in principal amount to the unredeemed portion of the Definitive Note surrendered and canceled; provided, however, that each such Definitive Note shall be in a principal amount at maturity of €1,000 or an integral multiple thereof.  Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided, however, that each such Global Note shall be in a principal amount at maturity of €1,000 or an integral multiple thereof.

ARTICLE IV

COVENANTS

SECTION 4.1.  Payment of Notes.  v) The Company shall pay the principal, premium, if any, interest and Additional Amounts, if any, on the Notes in the manner provided in such Notes and this Indenture.  An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (including the Principal Paying Agent) holds on that date money deposited by the Company in immediately available funds and designated for, and sufficient to pay the installment in full.

(a)                                  The Company shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and on overdue installments of interest (without regard to any applicable grace periods), and on any overdue Additional Amounts, from time to time on demand at the rate borne by the Notes.

(b)                                 Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.2.   Maintenance of Office or Agency.  The Company shall maintain the office or agency (which office may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) required under Section 2.3 where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.1.  The Company hereby initially designates the office of The Bank of New York, London located at One Canada Square, London E14 5AL, United Kingdom, as its initial office or agency outside of Ireland as required under Section 2.3 hereof.  If the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company will appoint Kredietbank S.A. Luxembourgeoise, or such other Person located in Luxembourg and reasonably acceptable to the Trustee, as an additional paying and transfer agent.  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company.

SECTION 4.3.   Limitation on Incurrence of Additional Indebtedness.  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

(b)                                 Section 4.3(a) will not prohibit the incurrence of the following Indebtedness:

(1)                                  Indebtedness under the Notes, the Indenture and the Guarantees;

(2)                                  Indebtedness of (i) (x) the Company and the Guarantors incurred pursuant to the Credit Agreement in the aggregate principal amount permitted to be drawn thereunder as in existence on the Issue Date and (y) the Company and its Restricted Subsidiaries to service their working capital needs (“Working Capital Facilities”) in the aggregate principal amount permitted to be drawn thereunder as in existence on the Issue Date (in the case of both (x) and (y), reduced by the amount of all mandatory prepayments actually made) and (ii) the Company and its Restricted Subsidiaries incurred to service their working capital needs in an aggregate principal amount at any time outstanding not to exceed the excess, if any, of the Euro Equivalent of 265.0 million over the aggregate amounts then outstanding under the agreements referred to in (i) (x) and (i) (y), less in the case of both (i) and (ii) (without duplication) the Net Cash Proceeds from any Asset Sales to the extent used to repay amounts outstanding thereunder;

(3)                                  Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness outstanding under the Credit Agreement and Working Capital Facilities) outstanding on the Issue Date in the case of the Private Placement Notes, from and after the consummation of the Rights Offering, reduced by any prepayments actually made from the proceeds thereof;

(4)                                  Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on its outstanding Indebtedness and the notional principal amount of any such Interest Swap Obligation does not, at the time of the incurrence thereof, exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

(5)                                  Indebtedness under Currency Agreements designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(6)                                  Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company or the holder of a Lien permitted under the Indenture; provided that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company or the holder of a Lien permitted under the Indenture owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Indebtedness permitted under this Section 4.3(b)(6);

(7)                                  Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company subject to no Lien other than a Lien permitted under the Indenture; provided that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under the Indenture and the Notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Indebtedness permitted under this Section 4.3(b)(7);

(8)                                  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

(9)                                  Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, bankers’ acceptances, workers’ compensation claims or claims or liabilities arising under similar legislation, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

(10)                            Refinancing Indebtedness;

(11)                            Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities, earnouts or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of business, assets or Capital Stock;

(12)                            customer deposits and advance payments received from customers for goods and services sold in the ordinary course of business;

(13)                            Indebtedness incurred in certain receivables transactions that are non-recourse to the Company and its Subsidiaries and their assets (other than with respect to representations, warranties, covenants and indemnities customary for such transaction); and

(14)                            additional Indebtedness of the Company and any Restricted Subsidiary in an aggregate principal amount not to exceed €25.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Agreement).

(c)                                  For purposes of determining compliance with this Section 4.3, in the event that an item of Indebtedness meets the criteria of more than one of the categories described in Sections 4.3 (b)(1) through (14) above or is entitled to be incurred pursuant to paragraph (a) above, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant; provided that all Indebtedness outstanding under the Credit Agreement up to the maximum amount permitted under clause (2) above shall be deemed to have been incurred pursuant to clause (2).  Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of this Section 4.3.

SECTION 4.4.   Limitation on Layering.  The Company will not incur any Indebtedness if such Indebtedness is expressly subordinate in right of payment to any Senior Debt unless such Indebtedness is pari passu in right of payment with or is subordinate in right of payment to the Notes.  No Guarantor will incur any Indebtedness if such Indebtedness is expressly subordinate in right of payment to such Guarantor’s Senior Debt unless such Indebtedness is pari passu in right of payment with or is subordinate in right of payment to the Guarantee of such Guarantor.  Unsecured Indebtedness is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured, and Indebtedness that is not Guaranteed by a particular Person is not deemed to be subordinate or junior to Indebtedness that is so Guaranteed merely because it is not so Guaranteed.

SECTION 4.5.   Limitation on Restricted Payments. (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                  declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company’s Capital Stock to holders of such Capital Stock;

(2)                                  purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company;

(3)                                  make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness; or

(4)                                  make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in Sections 4.5(a)(1), (2), (3) and (4) being referred to as a “Restricted Payment”);

if at the time of such Restricted Payment or immediately after giving effect thereto,

(i)                                     a Default or an Event of Default shall have occurred and be continuing; or

(ii)                                  the Company is not able to incur at least €1.00 of additional Indebtedness pursuant to Section 4.3(a) above; or

(iii)                               the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of:

(w)                               50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to October 1, 2003 and on or prior to the date the Restricted Payment occurs (the “Reference Date”) (treating such period as a single accounting period); plus

(x)                                   100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified fixed Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock); plus

(y)                                 the amount by which Indebtedness of the Company is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary), subsequent to the Issue Date, of any Indebtedness of the Company convertible or exchangeable for Qualified Capital Stock of the Company (less the amount of any cash, or the fair value of any property, distributed by the Company upon such conversion or exchange); and

(z)                                   without duplication, the sum of:

(1)  the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

(2)  the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); and

(3)  upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary;

provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date and; provided, further, however, that no amount shall be included in Consolidated Net Income for purposes of the proceeding clause (w) to the extent it is included under this clause (z).

(b)                                 Notwithstanding the foregoing the provisions set forth in Section 4.5(a) shall not prohibit:

(1)                                  the payment of any dividend within 90 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

(2)                                  if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

(3)                                  if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Subordinated Indebtedness either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company or (b) Refinancing Indebtedness; and

(4)                                  the payment of dividends in an aggregate amount of €10.0 million.

(c)                                  In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with Section 4.5(a)(4)(iii), amounts expended pursuant to Sections 4.5(b)(1), (2) and (4) shall be included in such calculation.

SECTION 4.6.  Limitation on Asset Sales.  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                  the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company’s Board of Directors);

(2)                                  at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash and/or Cash Equivalents and is received at the time of such disposition; provided that the amount of any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee of a Guarantor) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this provision; and

(3)                                  upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:

(a)                                  to permanently reduce (i) Senior Debt of the Company or a Guarantor, (ii) any other Indebtedness which is secured by a Lien on the assets which are the subject of such Asset Sale or (iii) in the case of a Restricted Subsidiary of the Company which is not a Guarantor, any other Indebtedness of such Restricted Subsidiary or its Subsidiaries;

(b)                                 to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets (including Capital Stock) that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses similar, ancillary, complementary or reasonably related thereto (“Replacement Assets”); and/or

(c)                                  a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b);

provided however, that the requirements of Section 4.6(a)(3) will not apply to sales by the Company or any of its Restricted Subsidiaries of any of the Excluded Assets.

(b)                                 Pending the final application of such Net Cash Proceeds, the Company may temporarily reduce borrowings under the Credit Agreement or any other revolving credit facility.  On the 365th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in Section 4.6(a)(3)(a), (b) and (c) (each a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses Section 4.6(a)(3)(a), (b) and (c) of the preceding paragraph (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all holders of the Notes and any Pari Passu Indebtedness (to the extent the terms of such Pari Passu Indebtedness so require) on a pro rata basis, that amount of Notes and Pari Passu Indebtedness equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes and Pari Passu Indebtedness to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

(c)                                  The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of €10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of €10.0 million, shall be applied as required pursuant to this paragraph).

(d)                                 In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.1, which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale.  In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

(e)                                  Each Net Proceeds Offer will be mailed to the Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee.  Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of €1,000 in exchange for cash.  To the extent Holders properly tender Notes and holders of Pari Passu Indebtedness properly tender Pari Passu Indebtedness in an aggregate amount exceeding the Net Proceeds Offer Amount, the tendered Notes and Pari Passu Indebtedness will be purchased on a pro rata basis (based on amounts tendered).  A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.  If any Net Cash Proceeds remain after the consummation of any Net Proceeds Offer, the Company may use those Net Cash Proceeds for any purpose not otherwise prohibited by this Indenture.  Upon completion of each Net Proceeds Offer, the amount of Net Cash Proceeds will be reset at zero.

(f)                                    The Company will comply with the requirements of any securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer.  To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of this Section 4.6, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of this this Section 4.6 by virtue thereof.

SECTION 4.7.  Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

(1)                                  pay dividends or make any other distributions on or in respect of its Capital Stock;

(2)                                  make loans or advances to the Company or any other Restricted Subsidiary or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

(3)                                  transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except in each case for such encumbrances or restrictions existing under or by reason of:

(a)                                  applicable law;

(b)                                 this Indenture;

(c)                                  customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company;

(d)                                 any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(e)                                  agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(f)                                    restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

(g)                                 restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

(h)                                 customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

(i)                                     an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in Section 4.7 (3) (b), (d), (e) or (f) above or an agreement governing Indebtedness incurred pursuant to Section 4.3(b)(2)(ii); provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in Sections 4.7(3) (b), (d), (e) and (f); and

(j)                                     in respect of Rosenthal AG and its subsidiaries (“Rosenthal”), for so long as they are not Guarantors and none of the Company or the Guarantors guarantee or otherwise are directly or indirectly liable with respect to any Indebtedness of Rosenthal, an agreement governing Indebtedness of Rosenthal permitted to be incurred under the Indenture; provided, however, that the Board of Directors of the Company in their reasonable and good faith judgment determine that any encumbrance or restriction created by such agreement will not impair the ability of the Company to make scheduled payments of interest and principal on the Notes in each case as and when due.

SECTION 4.8.  Limitation on Preferred Stock of Restricted Subsidiaries.  The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

SECTION 4.9.  Limitation on Liens.  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) that secures any Pari Passu Indebtedness or Subordinated Indebtedness on any asset or property of the Company or such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the

Notes are equally and ratably secured with the obligations so secured or until such time as such obligations are no longer secured by a Lien.

SECTION 4.10.  Limitation on Sale and Leaseback Transactions.  The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction unless:

(1)                                  the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale and Leaseback Transaction at least equal to the fair market value (as evidenced by a resolution of the Board of Directors of the Company) of the property subject to such transaction;

(2)                                  the Company or such Restricted Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale and Leaseback Transaction pursuant to Section 4.3;

(3)                                  the Company or such Restricted Subsidiary could have created a Lien on the property subject to such Sale and Leaseback Transaction if such transaction was financed with Indebtedness without securing the Notes pursuant to the covenant in Section 4.9; and

(4)                                  the Sale and Leaseback Transaction is treated as an Asset Sale and all of the applicable conditions of Section 4.6 (including the provisions concerning the application of Net Cash Proceeds) are satisfied with respect to such Sale and Leaseback Transaction, treating all of the cash consideration received in such Sale and Leaseback Transaction as Net Cash Proceeds for purposes of such covenant.

SECTION 4.11.  Limitations on Transactions with Affiliates.  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of €5.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions.  If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions which are similar or part of a common plan) that involves an aggregate fair market value of more than €10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

(b)                                 The restrictions set forth in Section 4.11(a) shall not apply to:

(1)                                  reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors or senior management;

(2)                                  transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture;

(3)                                  any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; and

(4)                                  Restricted Payments permitted by this Indenture.

SECTION 4.12.  Limitation of Guarantees by Restricted Subsidiaries.  The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any Guarantor (other than Indebtedness permitted to be incurred pursuant to Section 4.3 (b) (3) through (14)) unless, in any case:

(1)                                  such Restricted Subsidiary, if it is not already a Guarantor, guarantees payment of the Notes;

(2)                                  any such assumption, guarantee or other liability by such Restricted Subsidiary that is provided in respect of Indebtedness that is not subordinated to any other Indebtedness shall be pari passu with such Restricted Subsidiary’s guarantee of the Notes under the Indenture; and

(3)                                  any such assumption, guarantee or other liability by such Restricted Subsidiary that is provided in respect of Indebtedness that is expressly subordinated to the Notes shall be subordinated to such Restricted Subsidiary’s guarantee of the Notes hereunder.

SECTION 4.13.  Conduct of Business.  The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar, ancillary, complementary or reasonably related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

SECTION 4.14.  Reports to Holders.  (a)  The Company shall provide the Trustee and, if requested by a Holder of Notes, such Holder of the Notes:

(1)                                  within 120 days after the end of each fiscal year, an annual report containing audited consolidated financial statements of the Company for the fiscal year then ended and comparative audited consolidated financial statements of the Company for the prior fiscal year, in each case prepared in accordance with Irish GAAP (or International Accounting Standards, in the event the Company is required by applicable law to prepare its financial statements in accordance with International Accounting Standards) (which need not contain any reconciliation to U.S. GAAP or otherwise comply with Regulation S-X) together with reasonably detailed footnote disclosure, and also containing, with respect to the Company and its Subsidiaries, disclosure regarding the Company’s business and management’s analysis of the financial results in form and substance substantially equivalent to that contained in the Company’s Review 2003 and Accounts 2003 as first sent to its shareholders in July 2003;

(2)                                  within the time period prescribed by the Commission for a report on Form 20-F, a report containing an appropriate reconciliation to U.S. GAAP of the audited consolidated financial statements of the Company for the year then ended and a discussion of the “Results of Operations” prepared in a manner substantially consistent with the “Operating and Financial Review and Prospects” appearing in the Company’s report on Form 20-F filed with the Commission in October 2003.

(3)                                  within 60 days following the end of the first half of each fiscal year, a report containing unaudited consolidated financial statements of the Company for the semi-annual period then ended and comparative unaudited consolidated financial statements of the Company for the corresponding period in the prior fiscal year, in each case prepared in accordance with Irish GAAP (or International Accounting Standards, in the event the Company is required by applicable law to prepare its financial statements in accordance with International Accounting Standards) (which need not contain any reconciliation to U.S. GAAP or otherwise comply with Regulation S-X), together with a brief description of the results of the changes in certain selected line items; and

(4)                                  promptly, any information which the Company discloses, or is required to disclose, to its shareholders generally other than information provided in the ordinary course in connection with The Waterford Wedgwood plc UK Savings-Related Share Option Scheme 1995 and The Waterford Wedgwood plc Irish and International Savings-Related Share Option Scheme 1996.

(b)                                 Whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless (i) the Commission will not accept such a filing or (ii) the Company is no longer subject to Section

13 or 15(d) to the Exchange Act) and the Company will make such information available to securities analysts and prospective investors upon request.  The Company will also furnish to the Holders of Notes, to prospective investors and to securities analysts, upon the requests of such Holders, prospective investors and securities analysts, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act by Persons not “affiliates” under the Securities Act.

(c)                                  Contemporaneously with the provision of each report discussed above, the Company will post such report on the Company’s website.

(d)                                 For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the above information also will be made available in Luxembourg through the offices of the Paying Agent in Luxembourg.

SECTION 4.15.  Change of Control.

(a)                                  Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase.

(b)                                 Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.  Such notice shall state:

(1)                                  that a Change of Control has occurred or may occur and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase (in the case of Definitive Notes, subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2)                                  the repurchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed) (the “Change of Control Payment Date”);

(3)                                  the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased; and

(4)                                  if such notice is mailed prior to the occurrence of a Change of Control, that the Change of Control Offer is conditional on the occurrence of such Change of Control.

(c)                                  On the Change of Control Payment Date, if the Change of Control shall have occurred, the Company will, to the extent lawful:

(1)                                  accept for payment all Notes properly tendered pursuant to the Change of Control Offer;

(2)                                  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes so tendered; and

(3)                                  deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of the Notes or portions of Notes being purchased by the Company.

(d)                                 The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of €1,000, or an integral multiple thereof.

(e)                                  If and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company will publish such public announcement in Luxembourg in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort).  In the case of Definitive Notes, if the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Amounts, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.  In the case of Global Notes, the Company will pay accrued and unpaid interest and Additional Amounts, if any, to the Change of Control Payment Date to the Holders on such date.

(f)                                    The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable.  Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

(g)                                 The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(h)                                 The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.15.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of the conflict.

SECTION 4.16.  Additional Amounts.  (a)  All payments made by the Company, the Guarantors or a successor of either (a “Payor”) on the Notes and under the Guarantees will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of (1) Luxembourg, the United States, Ireland or any political subdivision or governmental authority of any thereof or therein having power to tax, (2) any jurisdiction from or through which payment on the Notes or any Guarantee is made, or any political subdivision or governmental authority thereof or therein having the power to tax, or (3) any other jurisdiction in which the Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of Section 4.16(a)(1), (2) and (3), a “Relevant Taxing Jurisdiction”) unless the withholding or deduction of such Taxes is then required by law.  If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction will at any time be required from any payments made with respect to the Notes or under the Guarantees, including payments of principal, redemption price, interest or premium, if any, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments on the Notes in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(1)                                  any payments to a Holder or beneficial owner who is liable for such Taxes in respect of such Note by reason of the Holder’s or beneficial owner’s having any present or former connection with the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere holding of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof;

(2)                                  any Taxes that are imposed or withheld where such withholding or imposition is by reason of the failure of the Holder or beneficial owner of the Note to comply with any reasonable and timely request by the Payor to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any declaration or similar claim or satisfy any certification, information or other reporting requirement relating to such matters, which is required or imposed by a statute, treaty, regulation, protocol, or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

(3)                                  except in the case of the winding up of the Payor, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction (unless by reason of the Payor’s actions, presentment could not have been made elsewhere and except to the extent that the Holder would have been entitled to Additional Amounts had the Notes been presented elsewhere);

(4)                                  any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented during such 30 day period);

(5)                                  any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest, on the Notes or any Guarantee;

(6)                                  any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(7)                                  any Taxes imposed on a payment to an individual and required to be made pursuant to any European Union Directive (a “Directive”) on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(8)                                  any Taxes imposed in connection with a Note presented for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Note to another paying agent in a member state of the European Union.

Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of any of Sections 4.16(a)(1) to (8).

(b)                                 The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law.  The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to the Trustee.  The Payor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per €1,000 principal amount of the Notes.  Copies of such documentation will be available for inspection during ordinary business hours at the office of such Trustee by the Holders of the Notes upon request and will be made available at the offices of the Paying Agent located in Luxembourg if the Notes are then listed on the Luxembourg Stock Exchange.

(c)                                  Wherever in the Indenture or the Notes there are mentioned, in any context, (1) the payment of principal, (2) purchase prices in connection with a purchase of Notes, (3) interest or (4) any other amount payable on or with respect to any of the Notes, such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(d)                                 The Payor will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of any Notes or any other document or instrument referred to therein (other than a transfer of the Notes), or the receipt of any payments with respect to the Notes, excluding (x) any such taxes, charges or similar levies imposed by any jurisdiction outside Luxembourg, Ireland, the United States or any jurisdiction in which a Paying Agent is located,  or (y) those resulting from, or required to be paid in connection with, the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

(e)                                  The foregoing obligations will survive any termination, defeasance or discharge of the Indenture.

SECTION 4.17.  Corporate Existence.  Except as otherwise permitted by Article V, the Company and each of the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect its respective corporate existence and the corporate, partnership, limited liability or other existence of each of them in accordance with the respective organizational documents (as the same may be amended from time to time) of each such Person and their rights (charter and statutory).

SECTION 4.18.  Investment Company Status.  For so long as the Notes are outstanding, the Company shall not become an Investment Company as defined under the U.S. Investment Company Act of 1940, as amended and the rules and regulations thereunder (the “Investment Company Act”), that is subject to regulation under the Investment Company Act.  For purposes of establishing the compliance of the Company with this Section 4.18, any exemption which is or would become available under Section 3(c)(1) or 3(c)(7) of the Investment Company Act will be disregarded.

SECTION 4.19.  Compliance Certificate; Notice of Default.  The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that, to the best of the signer’s knowledge, no Default occurred during such year and at the date of such certificate there is no Default which has occurred and is continuing or, if such signer does know of such Default, the certificate shall describe its status, with particularity and what action the Company is taking or proposes to take with respect thereto.  The Officer’s Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.  Upon becoming aware of a Default, the Company also shall deliver to the Trustee, within 30 days thereafter, written notice of any events of which it is aware which would constitute a Default, their status and what action the Company is taking or proposes to take in respect thereof.

ARTICLE V

SUCCESSOR CORPORATION

SECTION 5.1.  Merger, Consolidation and Sale of Assets.  (a)  The Company will not in a single transaction or series of related transactions, consolidate with or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose

of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)                                  either:

(a)                                  the Company shall be the surviving or continuing corporation; or

(b)                                 the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Successor Company”);

(x)                                   shall be a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia or any member state of the European Union on the date of this Indenture; and

(y)                                 shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed;

(2)                                  immediately after giving effect to such transaction and the assumption contemplated by Section 5.1(a)(1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Successor Company, as the case may be, shall be able to incur at least €1.00 of additional Indebtedness pursuant to Section 4.3(a);

(3)                                  immediately before and immediately after giving effect to such transaction and the assumption contemplated by Section 5.1(a)(1)(b)(y) (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4)                                  the Company or the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that (A) such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied, (B) any payment of principal, redemption price or purchase price of, interest, premium, if any, and Additional Amounts, if any, on the relevant Notes by the Company or the Successor Company to a Holder of such Notes (or beneficial owner, if not a Holder) after the consolidation or merger, conveyance, transfer or lease of assets will be exempt from the Taxes defined under Section 4.16 and (C) no other taxes on income (including taxable capital gains) will be payable under the laws of any Relevant Taxing Jurisdiction by a Holder (or beneficial owner, if not a Holder) who is not and is not deemed to be a resident of such Relevant Taxing Jurisdiction and does not carry on a trade in such Relevant Taxing Jurisdiction through a branch, agency or permanent establishment to which the Notes of that Holder or beneficial owner are attributable (or, as the case may be, does not carry on any business activities through a branch, agency or permanent establishment in such Relevant Taxing Jurisdiction) in respect of the acquisition, ownership or disposition of Notes, including the receipt of principal, premium, if any, or interest, pursuant to the Notes.

(b)                                 For purposes of Section 5.1(a), the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer all or substantially all of the properties and assets of the Company.

(c)                                  Notwithstanding Sections 5.1(a) (2) and (3), the Company may merge with an Affiliate that is a Person that has no material assets or liabilities and which was organized solely for the purpose of reorganizing the Company in another jurisdiction.

(d)                                 Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with this Article V in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

(e)                                  Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of Section 4.6) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

(1)                                  the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized and existing under the laws of the United States, or any State thereof or the District of Columbia or any member of the European Union on the date of the Indenture or the jurisdiction of formation of such Guarantor;

(2)                                  such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; and

(3)                                  immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy Section 5.1(a) (2) and (3).

(f)                                    Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with Section 5.1(a) (4).

(g)                                 In the event of an occurrence of any of the events described in this Article V, the Company will inform the Luxembourg Stock Exchange of the occurrence of such event and provide a supplement to the Offering Memorandum setting forth reasonable details concerning the occurrence of such event.  If and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company will publish notice of the occurrence of any of the events described above in Luxembourg in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

ARTICLE VI

DEFAULT AND REMEDIES

SECTION 6.1.  Events of Default.  Whenever used herein with respect to the Notes, “Event of Default” means any one of the following events which shall have occurred and be continuing:

(1)                                  the failure to pay interest on any Note issued under this Indenture when due and payable, which failure continues for a period of 30 days;

(2)                                  the failure to pay the principal on any Note issued under this Indenture when due and payable at its Stated Maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

(3)                                  a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.1, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4)                                  the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, aggregates €10.0 million or more at any time;

(5)                                  one or more judgments in aggregate amount in excess of €10.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable (the “judgment default provision”);

(6)                                  (A) a court having jurisdiction in the premises enters a decree or order for (i) appointment of a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestrator or similar official of the Company or any of the Company’s Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary of the Company or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary of the Company, which appointment remains in effect for a period of 30 consecutive days, or (ii) the winding up or liquidation of the affairs of the Company or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary of the Company and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or (B) the Company or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary of the Company (i) commences a voluntary case (including taking any action for the purpose of winding up) under any applicable bankruptcy, insolvency, examination, court protection or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official of the Company or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary of the Company or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Signigicant Subsidiary of the Company or (iii) effects any general assignment for the benefit of creditors ( the “bankruptcy provisions”); or

(7)                                  any Guarantee ceases to be in full force and effect or any Guarantee is declared null and void and unenforceable in a judicial proceeding or any Guarantee is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with this Indenture).

If an Event of Default (other than an Event of Default specified in clause (6) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.

SECTION 6.2.   Acceleration.  (a)  If an Event of Default (other than an Event of Default described in clause (6) of Section 6.1 with respect to the Company) occurs and is continuing, the Trustee by notice in writing to the Company or the Holders of at least 25% in principal amount of the outstanding Notes under this Indenture by notice in writing to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest and Additional Amounts, if any, on all the Notes under this Indenture to be due and payable.  Upon such a declaration, such principal, premium and accrued and unpaid interest and Additional Amounts will be due and payable immediately.

(b)                                 If an Event of Default described in clause (6) of Section 6.1 with respect to the Company occurs and is continuing, all unpaid principal of, and premium, if any, and accrued and unpaid interest and Additional Amounts, if any, on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

SECTION 6.3.   Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or, premium, if any, interest, or Additional Amounts, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

SECTION 6.4.   The Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto.

SECTION 6.5.   Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

SECTION 6.6.   Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Notes.

SECTION 6.7.   Waiver of Past Defaults.  Subject to Sections 6.10 and 9.2, at any time after a declaration of acceleration with respect to the Notes as described in Section 6.2, the Holders of not less than a majority in principal amount of the outstanding Notes by written notice to the Trustee, may, on behalf of the Holders of all the Notes, waive any past or existing Default or Event of Default (except with respect to a continuing Default or Event of Default in the payment of principal, premium, if any, interest and Additional Amounts, if any) and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, interest and Additional Amounts, if any, that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.  Such waiver shall not excuse a continuing Event of Default in the payment of principal, premium, if any, interest or Additional Amounts, if any, on such Note held by a non-consenting Holder.  The Company shall deliver to the Trustee (a) an Officer’s Certificate stating (i) that the Holders of the requisite percentage in aggregate principal amount of the outstanding Notes have consented to such waiver and attaching copies of such consents and (ii) whether the Officer is aware of any judgment or decree of a court of competent jurisdiction that could conflict with such rescission, and (b) if pursuant to (a)(ii) above an Officer states that they are aware of any judgment or decree of a court of competent jurisdiction that could conflict with such rescission, an Opinion of Counsel that such judgment or decree of a court of competent jurisdiction does not conflict with such rescission.  When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.8.   Control by Majority.  Subject to Section 2.10, the Holders of not less than a majority in principal amount of the outstanding Notes may, by written notice to the Trustee, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any applicable law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of another Holder of Notes, or that would involve the Trustee in liability or expense; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.  Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification reasonably satisfactory to it against all losses, liabilities and expenses caused by taking or not taking such action.

SECTION 6.9.   Limitation on Suits.  Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes, unless:

(1)                                  such Holder has previously given the Trustee written notice that an Event of Default has occurred is continuing;

(2)                                  Holders of at least 25% in aggregate principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy;

(3)                                  such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)                                  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)                                  the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

SECTION 6.10.   Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.11.   Collection Suit by Trustee.  If an Event of Default in payment of principal, premium, if any, interest, or Additional Amounts, if any, specified in clause (1) or clause (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, or Additional Amounts, if any.

SECTION 6.12.   Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, accountants and experts) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor on the Notes or their respective creditors or property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.6.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

SECTION 6.13.   Priorities.  If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

First:  to the Trustee, the Agents and their agents and attorneys for amounts due under Section 7.6, including payment of all compensation, fees, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders for amounts due and unpaid on the Notes for principal, premium, if any, interest, and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, and Additional Amounts, if any, respectively; and

Third:  to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13; provided that the failure to give any such notice shall not affect the establishment of such record date or payment date for Holders pursuant to this Section 6.13.

SECTION 6.14.   Restoration of Rights and Remedies.  If the Trustee or any Holder of any Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of Notes shall continue as though no such proceeding had been instituted.

SECTION 6.15.   Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.15 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.10, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

ARTICLE VII

TRUSTEE

SECTION 7.1.   Duties of Trustee.  vi)  If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.  Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any of the Holders of Notes, unless they shall have offered to the Trustee reasonable indemnity or security against any loss, liability or expense.

(a)                                  Except during the continuance of an Event of Default actually known to the Trustee:

(1)                                  The Trustee and the Agents will undertake to perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Agents.

(2)                                  In the absence of bad faith on their part, the Trustee and the Agents may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to them and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are required to be furnished to the Trustee or the Agents, the Trustee or the Agents, as applicable, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)                                 The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                  This paragraph does not limit the effect of subsection (b) of this Section 7.1.

(2)                                  Neither the Trustee nor any Agent shall be liable for any error of judgment made in good faith by a Responsible Officer of such Trustee or Agent, unless it is proved that the Trustee or such Agent was negligent in ascertaining the pertinent facts.

(3)                                  The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.8.

(c)                                  No provision of this Indenture shall require the Trustee or any Agent to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction, nor shall the Trustee be required to do anything which is illegal or contrary to applicable laws.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 7.1.

(e)                                  Any provision hereof relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1.

(f)                                    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities in which it may serve, and to each Agent, and such custodian agents and other persons employed to act hereunder.

SECTION 7.2.   Rights of Trustee.  Subject to Section 7.1:

(a)                                  The Trustee and each Agent may rely conclusively on and shall be protected from acting or refraining from acting based upon any document believed by them to be genuine and to have been signed or presented by the proper person.  Neither the Trustee nor any Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent order, approval, appraisal, bond, debenture, note, coupon, security or other paper, document or electronic communication, but the Trustee or Agent, as the case may be, in its discretion, may make reasonable further inquiry or investigation into such facts or matters stated in such document.  The Trustee shall not be deemed to have notice or any knowledge of any matter (including without limitation Defaults or Events of Default) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Notes and this Indenture.

(b)                                 Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution in respect of such entity.

(c)                                  (i) Whenever in the administration of this Indenture the Trustee, acting reasonably, shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate; and (ii) the Trustee may consult with counsel, financial or other advisers of its selection and the advice of such counsel, financial or other advisers or any Opinion of Counsel, as to any legal matter, shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon, and any certificate or report of the auditors, accountants or advisers of the Trustee or of any other person called for or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of these presents may be relied upon by the Trustee as sufficient and conclusive evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of such persons in respect thereof.

(d)                                 The Trustee and any Agent may act through their attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee or such Agent) appointed with due care.

(e)                                  The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(f)                                    The Trustee or any Agent may consult with counsel of its selection and the written advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(g)                                 Subject to Sections 9.1 and Section 9.2, the Trustee may (but shall no be obligated to), without the consent of the Holders, give any consent, waiver or approval required by the terms hereof.  The Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification shall materially adversely effect the rights of any Holder.

(h)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

(i)                                     The Trustee shall have no duty to inquire as to the performance of the covenants of the Company in Article IV hereof.

(j)                                     The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney (other than an agent or attorney who is an employee of the Trustee) appointed with due care by it hereunder.

(k)                                  The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, except in case of willful misconduct, negligence or bad faith.

(l)                                     The Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

(m)                               In the event the Trustee receives inconsistent or conflicting request and indemnity from two or more Holders or groups of Holders, each representing less than a majority in aggregate principal amount of the then outstanding Notes, each pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.

(n)                                 The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its willful misconduct, negligence or bad faith.

(o)                                 The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(p)                                 The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.3.   Individual Rights of Trustee.  The Trustee or any Agent in its respective individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not the Trustee or an Agent.  The Trustee must comply with Sections 7.9 and 7.10.

SECTION 7.4.   Trustee’s Disclaimer.   The Trustee and the Agents shall not be responsible for and make no representation as to the validity, effectiveness, correctness or adequacy of this Indenture, the offering materials related to the Indenture or the Notes; the Trustee shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision hereof; the Trustee shall not be responsible for the use or application of any money received by any Agent and it shall not be responsible for any statement or recital herein of the Company, or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication.  The Trustee shall not be charged with knowledge, or be deemed to have notice, of any Default or Event of Default unless (i) a Responsible Officer of the Trustee assigned to its Corporate Trust Office shall have actual knowledge thereof or (ii) the Trustee shall have received notice thereof in accordance with Section 6.1 from the Company or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding.

SECTION 7.5.   Notice of Default.  If an Event of Default occurs and is continuing and a Responsible Officer of the Trustee receives actual notice of such event, the Trustee shall mail to each Holder, (in the case of Definitive Notes, as their names and addresses appear on the list of Holders described in Section 2.5) notice of the uncured Default or Event of Default within 90 days after the Trustee receives such notice.  Except in the case of Default or Event of Default in payment of principal of, premium, if any, interest, or Additional Amounts, if any, on any Note, including the failure to make payment on (i) the Change of Control Payment Date pursuant to a Change of Control Offer or (ii) the date required for payment pursuant to a Net Proceeds Offer, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders.

The Company shall promptly notify the Trustee in writing if subsequent to the date hereof the Notes become listed on any securities exchange or of any delisting thereof.

SECTION 7.6.   Compensation and Indemnity.  The Company shall pay to the Trustee and Agents from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and services hereunder.  The Trustee’s and the Agents’ compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee and Agent upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of their agents and counsel) incurred or made by it in addition to the compensation for their services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s or any Agent’s negligence, willful misconduct or bad faith.  For the avoidance of doubt, the expense related to any Opinion of Counsel that is required hereunder or which the Trustee may otherwise properly request hereunder shall be an expense of the Company.

The Company shall indemnify each of the Trustee, any predecessor Trustee and the Agents (which, for purposes of this paragraph, include such Trustee’s and Agents’ affiliates, officers, directors, employees and agents) and in any other capacity the Trustee may serve hereunder for, and hold them harmless against, any and all loss, damage, claim, expense or liability (including taxes (other than taxes based on the income of the Trustee or franchise, doing business or other similar taxes imposed on the Trustee)) incurred by the Trustee or an Agent without negligence, willful misconduct or bad faith on the part of any of them, in connection with acceptance of administration of this trust and performance of its duties under this Indenture, including the reasonable expenses and attorneys’ fees and expenses of defending itself against any claim of liability arising hereunder.  The Trustee and the Agents shall notify the Company promptly of any claim asserted against the Trustee or such Agent for which it may seek indemnity.  However, the failure by the Trustee or the Agent to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company may defend the claim and the Trustee or such Agent shall cooperate in the defense (and may employ its own counsel reasonably satisfactory to the Trustee) at the Company’s expense.  The Trustee or such Agent may have separate counsel from the Company in the defense of any claim against them and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

To secure the Company’s payment obligations in this Section 7.6, the Trustee and the Agents shall have a claim prior to the Notes against all money or property held or collected by the Trustee and the Agents, in their capacities as Trustee or Agent respectively, except money or property held in trust to pay principal or premium, if any, and Additional Amounts, if any, or interest on particular Notes.

When the Trustee or an Agent incurs expenses or renders services after the occurrence of an Event of Default specified in clause (6) of Section 6.1, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for their services may, to the extent permitted by applicable law, be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended, to the extent permitted by applicable law, to constitute expenses of administration under any Bankruptcy Law.  The Company’s obligations under this Section 7.6 and any claim arising hereunder shall survive the termination of this Indenture, the resignation or removal of any Trustee or Agent, the discharge of the Company’s obligations pursuant to Article VIII and any rejection or termination under any Bankruptcy Law.

SECTION 7.7.  Replacement of Trustee.  The Trustee and any Agent may resign at any time by so notifying the Company in writing.  The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee or any Agent by so notifying the Company and the Trustee or such Agent, as the case may be, in writing and may appoint a successor Trustee or Agent with the Company’s consent.  A resignation or removal of the Trustee or any Agent and appointment of a successor Trustee or Agent, as the case may be, shall become effective only upon the successor Trustee’s or Agent’s acceptance of appointment, as the case may be, as provided in this section.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.  The Company may remove the Trustee or an Agent if:

(1)                                  the Trustee or Agent, as the case may be, fails to comply with Section 7.9 or Section 7.10;

(2)                                  the Trustee or Agent, as the case may be, is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee or Agent, as the case may be, under any Bankruptcy Law or under any other applicable law;

(3)                                  a receiver or public officer takes charge of the Trustee or Agent, as the case may be, or its respective property or affairs; or

(4)                                  the Trustee or Agent, as the case may be, becomes incapable of acting with respect to its duties hereunder.

If the Trustee or an Agent resigns or is removed or if a vacancy exists in the office of Trustee or Agent for any reason, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Agent, as the case may be.  Within one year after the successor Trustee or Agent takes office, the Holders of a majority in aggregate principal amount of the then outstanding

Notes may, with the Company’s consent, appoint a successor Trustee or Agent, as the case may be, to replace the successor Trustee or Agent appointed by the Company.

A successor Trustee or Agent, as the case may be, shall deliver a written acceptance of its appointment to the retiring Trustee or Agent and to the Company.  Promptly after that, the retiring Trustee or Agent, as the case may be, shall transfer, after payment of all sums then owing to the Trustee or Agent, as the case may be, pursuant to Section 7.6, all property held by it as Trustee or Agent to the successor Trustee or Agent.  Subject to the Lien provided in Section 7.6, the resignation or removal of the retiring Trustee or Agent, as the case may be, shall become effective, and the successor Trustee or Agent, as the case may be, shall have all the rights, powers and duties of the Trustee or Agent under this Indenture.  The Company shall mail notice of the succession of a successor Trustee or Agent to each Holder.  If the Company fails to give such notice within 10 days after acceptance of appointment by the successor Trustee or Agent, the successor Trustee shall cause such notice to be given at the Company’s expense.

If a successor Trustee or Agent does not take office within 60 days after the retiring Trustee or Agent resigns or is removed, the retiring Trustee or Agent (as the case may be), the Company or any Holder who has been a bona fide Holder for not less than 6 months may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Trustee or Agent.

If the Trustee or Agent after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.9, such Holder may petition any court of competent jurisdiction for the removal of the Trustee or Agent, as the case may be, and the appointment of a successor thereto.

Notwithstanding replacement of the Trustee or Agent pursuant to this Section 7.7, the Company’s obligations under Section 7.6 relating to indemnification and any amounts already owing or accrued at the time of such replacement shall continue for the benefit of the retiring Trustee or Agent, as the case may be, and the Company shall pay to any replaced or removed Trustee or Agent all amounts owed under Section 7.6 upon such replacement or removal.

SECTION 7.8.  Successor Trustee by Merger, etc.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, without the execution of any paper or further act on the part of any the parties hereto, be the successor Trustee.  In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by consolidation, merger or conversion to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

In case any of the Notes shall not have been authenticated by such predecessor Trustee, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee.  In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the

Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 7.9.  Corporate Trustee Required; Eligibility.  There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under the TIA and shall have a combined capital and surplus of at leaset US$50,000,000 and have a Corporate Trust Office in London, England.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a federal, State or District of Columbia supervising or examining authority within the United States of America, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign promptly in the manner and with the effect specified in this Article.

SECTION 7.10.  Disqualification; Conflicting Interests.  If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

SECTION 7.11.  Preferential Collection of Claims Against the Company.  The Trustee, in its capacity as Trustee hereunder, shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

SECTION 7.12.  Force Majeure.  In no event shall the Trustee, in each of its capacities hereunder, be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo and government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services or the obligations contemplated by this Indenture.

ARTICLE VIII

DEFEASANCE AND SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.1.  Option to Effect Legal Defeasance or Covenant Defeasance.  The Company may at its option, at any time (subject to the terms of the Credit Agreement and the Private Placement Notes), with respect to the Notes, elect to have either Section 8.2 or 8.3 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII; provided, however, that the Increditor Agreement has been terminated.

SECTION 8.2.  Legal Defeasance and Discharge.  Upon the Company’s exercise under Section 8.1, of the option applicable to this Section 8.2, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, such Legal

Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged all the obligations relating to the outstanding Notes and the Notes shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.6, Section 8.8 and the other Sections of this Indenture referred to below in this Section 8.2, and to have satisfied all of their respective other obligations under such Notes and this Indenture and cured all then existing Events of Default (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which, as regards the Company, shall survive until otherwise terminated or discharged hereunder:

(1)                                  the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, interest, and Additional Amounts, if any, on such Notes when such payments are due (including on a Redemption Date) from the trust created pursuant to this Indenture;

(2)                                  the Company’s obligations with respect to Notes concerning issuing temporary Notes, or, where relevant, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)                                  the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith set forth in Article VII hereof; and

(4)                                  this Article VIII and the obligations set forth in Section 8.6 hereof.

Subject to compliance with this Article VIII, the Company may exercise its option under Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Notes.  If the Company exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default and each Guarantee or Additional Guarantee in effect at the time of such Legal Defeasance shall terminate at such time and be discharged and of no further force and effect.

SECTION 8.3.  Covenant Defeasance.  Upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.3, the Company shall be released from any obligations under the covenants contained in Sections 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17, 4.18 and 5.1 (other than the provisions of Sections 5.1(a)(1) and (3)) hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”) and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  If the Company exercises its Covenant Defeasance option, each Guarantee and any Additional Guarantee in effect at the time of such Covenant Defeasance shall terminate at such time and be discharged and of no further force and effect.

For the purposes hereof, such Covenant Defeasance means that, (i) with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and (ii) payment on the Notes may not be accelerated because of an Event of Default specified in clause (2) (only insofar as it relates to Section 4.6 or 4.15 hereof), (3) (insofar as it relates to Sections 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17, 4.18, and 5.1 (other than the provisions of Sections 5.1(a)(1) and (3)), (4), (5), (6) (with respect only to Significant Subsidiaries of the Company, including any group of Restricted Subsidiaries of the Company referred to therein), or (7) of Section 6.1 hereof.

SECTION 8.4.  Conditions to Legal or Covenant Defeasance.  The following shall be the conditions to the application of either Section 8.2 or Section 8.3 to the outstanding Notes:

(1)                                  the Company must irrevocably deposit in trust (the “defeasance trust”), for the benefit of the Holders of the Notes, cash in euro in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay principal of, premium, if any, and interest and Additional Amounts, if any, on the Notes to redemption or maturity, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)                                  in the case of Legal Defeasance, the Company shall have delivered to the Trustee (A) an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(x)                                   the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(y)                                 since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred and (B) an Opinion of Counsel in Ireland reasonably acceptable to the Trustee to the effect that (x) the Holders of the outstanding Notes will not recognize income, gain or loss for Irish income tax purposes as a result of such Legal Defeasance and will be subject to Irish income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred and (y) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of Ireland or any political subdivision thereof or therein having the power to tax;

(3)                                  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee (A) an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred and (B) an Opinion of Counsel in Ireland reasonably acceptable to the Trustee to the effect that (x) the Holders of the outstanding Notes will not recognize income, gain or loss for Irish income tax purposes as a result of such Covenant Defeasance and will be subject to Irish income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred and (y) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of Ireland or any political subdivision thereof or therein having the power to tax;

(4)                                  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(5)                                  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)                                  the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(7)                                  the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to Legal Defeasance or the Covenant Defeasance referred to in Sections 8.1, 8.2, 8.3 and 8.4 (as appropriate) have been complied with;

(8)                                  the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the

Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.5.  Satisfaction and Discharge of Indenture.  The Indenture will be discharged and will cease to be of further effect as to all Notes issued, and the Trustee, at the expense of the Company, shall execute and deliver an instrument acknowledging the satisfaction and discharge of the Indenture, when (1) either (A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or (B) all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, (2) the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest and Additional Amounts, if any, on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (3) the Company has paid all other sums payable under this Indenture by the Company, and (4) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each to the effect that all conditions precedent under this Section 8.5 have been complied with.

SECTION 8.6.  Application of Trust Moneys.  All cash in euro deposited with the Trustee pursuant to Section 8.4 or 8.5 in respect of Notes shall be held in trust and applied by it, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon for principal, premium, if any, interest, and Additional Amounts, if any, but such money need not be segregated from other funds of the Trustee except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against any funds deposited pursuant to Section 8.4 or 8.5 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 8.7.  Repayment to the Company; Unclaimed Money.  The Trustee and any Paying Agent shall promptly pay or return to the Company upon Company Order any cash held by them at any time that is not required for the payment of the principal of, premium, if any, interest, and Additional Amounts, if any, on the Notes for which cash has been deposited pursuant to Section 8.4 or 8.5.

Any money held by the Trustee or any Paying Agent for the payment of the principal of, premium, if any, interest, and Additional Amounts, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, interest, and Additional Amounts, if any, has become due and payable shall be paid to the Company upon Company Order or if then held by the Company shall be discharged from any trust to which it is subject; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, shall thereupon cease.

SECTION 8.8.  Reinstatement.  If the Trustee or Paying Agent is unable to apply any cash in accordance with Sections 8.2, 8.3, 8.4 or 8.5 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and the Guarantors’ respective obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.2, 8.3, 8.4 or 8.5 until such time as the Trustee or Paying Agent is permitted to apply all such cash in accordance with Sections 8.2, 8.3, 8.4 or 8.5; provided, however, that if the Company has made any payment of interest on, premium, if any, principal, and Additional Amounts, if any, of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1.  Without Consent of Holders of Notes.  Notwithstanding Section 9.2 hereof, the Company, any Guarantor and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note or any other Person to:

(1)                                  cure any ambiguity, omission, defect, error or inconsistency;

(2)                                  provide for the assumption by a successor Person of the obligations of the Company or any Guarantor under this Indenture;

(3)                                  provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4)                                  add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(5)                                  make any change under this Indenture, the Notes or the Security Documents that does not adversely affect the rights of any Holder in any material respect;

(6)                                  make such provisions as necessary (as determined in good faith by the Company) for the issuance of exchange securities or Additional Notes;

(7)                                  provide for any Restricted Subsidiary to become an Additional Guarantor in accordance with the provisions of Section 11.1, to add Guarantees with respect to the Notes, to secure the Notes, or to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Notes when such release, termination or discharge is provided for under this Indenture; or

(8)                                  to provide that any Indebtedness that becomes or will become an obligation of a Successor Company or a Guarantor pursuant to a transaction governed by Section 5.1 (that is not a Subordinated Obligation) is Senior Subordinated Indebtedness or Guarantor Senior Subordinated Indebtedness for the purposes of the Mezzanine Indenture.

However, no amendment may be made to the provisions of Article XI or Section 11.5(a)(1) or 11.5(b)(2) of this Indenture that materially and adversely affects the rights of any Holder in any material respect unless the requisite Holders consent to such change.

Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, subject to Section 9.5, the Trustee shall join with the Company and any Guarantor in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture which adversely affects its own rights, duties or immunities hereunder or otherwise.

The Company will inform the Luxembourg Stock Exchange if the Notes are listed on such exchange and the rules of such exchange so require, of any of the foregoing amendments, supplements and waivers and provide, if the Notes are listed on such exchange and the rules of such exchanges so require, a supplement to the Offering Memorandum setting forth reasonable details in connection with any such amendments, supplements or waivers.

SECTION 9.2.  With Consent of Holders of Notes.  The Company, any Guarantor and the Trustee may amend or supplement this Indenture, the Notes, any Security Document or any amended or supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.7 and 6.10, any existing Default or Event of Default and its consequences or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

However, without the consent of 90% of the Holders of outstanding Notes affected, no amendment or waiver may:

(1)                                  reduce the amount of Notes whose Holders must consent to an amendment;

(2)                                  reduce the rate of or change or have the effect of changing the time for payment of interest on any Note, including defaulted interest;

(3)                                  reduce the principal of or change or have the effect of changing the Stated Maturity of any Note or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(4)                                  make any Note payable in money other than that stated in the Note;

(5)                                  make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(6)                                  after the Company’s obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

(7)                                  modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or

(8)                                  release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, the Trustee shall join with the Company and any Guarantor in the execution of such amended or supplemental indenture (subject to Section 9.5).  It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.  A consent to any amendment or waiver under this Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes a notice briefly describing the amendment, supplement or waiver.  In addition, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Company will publish notice of any amendment, supplement and waiver in Luxembourg in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort).  Any failure of the Company to mail or give or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

SECTION 9.3.  Revocation and Effect of Consents.  vii) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the waiver, supplement or amendment.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

(a)                                  The Company may fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver.  If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.5 or (ii) such other date as the Company shall designate.

SECTION 9.4.  Notation on or Exchange of Notes.  The Trustee may (and shall if directed by a Company Order) place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.5.  Trustee to Sign Amendments, etc.  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the Trustee’s own rights, duties or immunities under this Indenture.  The Trustee shall be entitled to receive indemnity reasonably satisfactory to it, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms.

ARTICLE X

SUBORDINATION OF THE NOTES

SECTION 10.1.  Agreement To Subordinate.  The Company agrees, and the Trustee and each Holder by accepting or acquiring or becoming entitled to claim under or pursuant to a Note agrees, that the Indebtedness evidenced by, and all other obligations in respect of, the Notes, is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior irrevocable payment in full in cash of all Senior Debt of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt.  The Notes shall in all respects rank at least pari passu with all other Subordinated Indebtedness of the Company and only Indebtedness of the Company that is Senior Debt will rank senior to the Notes in accordance with the provisions set forth herein.  All provisions of this Article X shall be subject to Section 10.11.

SECTION 10.2.  Standstill.  Prior to the repayment of all obligations in respect of Designated Senior Debt, the obligations under the Notes are not due (and no demand may be made on the Company) until:

(a)                                  (i) an order is made for the winding-up, dissolution, examination, or administration of the Company; or (ii) a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, examiner, administrator or similar officer is appointed to the Company;

(b)                                 each of the following shall have occurred:

(i)                                     a default in payment of any amounts due under the Indenture or the Notes (but only if, in the case of any amounts not constituting principal or interest, such amounts exceed €500,000) has occurred;

(ii)                                  a Holder of Notes or the Trustee has notified the Designated Senior Agents in writing of such default;

(iii)                               a period of not less than 179 days has passed from the date of receipt by the Designated Senior Agents of such notice (a “Standstill Period”); and

(iv)                              at the end of such Standstill Period, the default is continuing and has not been waived;

(c)                                  any Indebtedness outstanding under any Designated Senior Debt has been declared to be prematurely due and payable or payable on demand (and demand has been made) by reason of an event of default, as defined in such Designated Senior Debt; or

(d)                                 enforcement action has been taken by or on behalf of the lenders under the security documents granted pursuant to, or securing Indebtedness outstanding under, any Designated Senior Debt pursuant to which any assets of the Company or any Restricted Subsidiary thereof are disposed of or sold.

Until the obligations of the Company under this Indenture and the Notes are due pursuant to the occurrence of the events described above, the Trustee and the Holders may not make a demand under or bring any enforcement action on the Notes, including but not limited to the commencement or support of insolvency proceedings with respect to the Company, until such time.  Thereafter, the Trustee and the Holders may only demand payment of and accelerate the Notes and exercise any other remedies that do not involve enforcement of security; they may not direct the Security Agent to enforce any security in these circumstances.  No non-payment Blockage Period may be instituted which would extend beyond the Standstill Period referred to in Section 10.2.

SECTION 10.3.  Liquidation, Dissolution, Bankruptcy.

Upon any payment or distribution (including by exercise of any right of receipt, set-off, combination of accounts or other discharge) to creditors of the Company, in a liquidation, dissolution, winding-up, bankruptcy, administration, reorganization, examination, receivership, administrative receivership or similar proceeding relating to the Company or its property, or in an assignment for the benefit of creditors of the Company or in any marshalling of the Company’s assets:

(1)                                  holders of all Senior Debt of the Company, including without limitation lenders under the Credit Agreement and holders of the Private Placement Notes, will be entitled to receive irrevocable payment in full in cash of all obligations due (and that become due thereafter) in respect of all such Senior Debt (including interest accruing after the commencement of any proceeding at the rate specified in such Senior Debt whether or not allowed or allowable in any such proceeding) before the Trustee or Holders of Notes will be entitled to receive any payment with respect to the Notes (except that Holders may receive and retain payments made from any defeasance trust referred to in Article VIII if such trust was established prior to the proceedings described above and after the termination of the Intercreditor Agreement and not in breach of the Credit Agreement and the Private Placement Notes or the terms of any other Senior Debt of the Company); and

(2)                                  until all Senior Debt of the Company has been irrevocably paid in full in cash, any payment or distribution to which the Trustee or Holders of Notes would be entitled but for the subordination provisions of this Article X shall be made first to the lenders under the Credit Agreement and to holders of the Private Placement Notes (in accordance with the terms of the Intercreditor Agreement) if any Indebtedness is then outstanding thereunder and then to holders of such other Senior Debt of the Company as their respective interests may appear.

SECTION 10.4.  Turnover.  In the event that the Trustee or any Holder of Notes receives or recovers any payment or distribution on or with respect to the Notes (other than payments made from any defeasance trust referred to in Article VIII if such trust was established prior to the proceedings described in Section 10.3(1) and not in breach of the Credit Agreement, the Private Placement Notes, the Intercreditor Agreement or the terms of any other Senior Debt of the Company) at a time when the Trustee or such Holder had actual knowledge that such payment is prohibited by the provisions of this Article X, such payment will be held by the Trustee or such Holder, in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, first to the lenders under the Credit Agreement and to holders of the Private Placement Notes (in accordance with the terms of the Intercreditor Agreement) if any Indebtedness is then outstanding thereunder and second to the holders of other Senior Debt of the Company as their interests may appear for application to the payment of all obligations with respect to such Indebtedness remaining unpaid to the extent necessary to pay such obligations in full in cash in accordance with their terms, after giving effect to any concurrent payment or distribution to or for such lenders or other holders.  In the event that any such payment is received by the Trustee or such a Holder, the Trustee or such Holder shall, if it has actual knowledge that such payment was received at a time when it was so prohibited, give notice to the agent for the lenders under the Credit Agreement (if any Indebtedness is then outstanding under the Credit Agreement) and the holders of Private Placement Notes (if any Indebtedness is then outstanding thereunder) and to all other Designated Senior Agents.

SECTION 10.5.  Payment Blockage.  (a) The Company shall not make any payment in respect of the Notes (except from a defeasance trust referred to in Article VIII) if: (1) a payment default on Designated Senior Debt occurs and is continuing; or (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits (or, with the giving of notice or the passage of time or the satisfaction of other applicable conditions, or any combination of any of the foregoing, would permit) holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Company or any of the Designated Senior Agents.

(b)                                 Payments on the Notes may and shall be resumed: (1) in the case of a payment default described in Section 10.5(a)(1), upon the date on which such default is cured or waived; and (2) in the case of a nonpayment default described in Section 10.5(a)(2), upon the earlier of the date on which such non-payment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee (a “Blockage Period”), unless the maturity of the Designated Senior Debt has been accelerated or clause (1) of Section 10.5(a) otherwise applies.

(c)                                  Once a Payment Blockage Notice has been issued, no additional Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately preceding Payment Blockage Notice.

(d)                                 No non-payment default in respect of the Notes that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or may be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 180 days.

SECTION 10.6.  Subrogation.  After all Senior Debt of the Company is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated to the rights of holders of Senior Debt of the Company to receive distributions applicable to such Senior Debt.  A distribution made under this Article X to holders of Senior Debt which otherwise would have been made to Holders of Notes is not, as between the Company and the Holders, a payment by the Company of Senior Debt.

SECTION 10.7.  Acceleration of Payment of Securities.  If payment of the Notes is accelerated because of an Event of Default, the Company and the Trustee shall promptly notify the Designated Senior Agents of the acceleration; provided, however, that the Company and the Trustee shall be obligated to notify such Designated Senior Agents only if such Designated Senior

 Agents have delivered or caused to be delivered to the Company and the Trustee, as the case may be, an address for service of such a notice (and the Company and the Trustee shall only be obligated to deliver the notice to the address so specified).

SECTION 10.8.  Relative Rights.  This Article X defines the relative rights of Holders of Notes and holders of Senior Debt of the Company.  Nothing in this Indenture (save as set out in Section 10.4 hereof) shall:

(1)                                  impair, as between the Company and Holders of Notes, the obligation of the Company which is absolute and unconditional, subject to the terms hereof, to pay the principal of, premium, if any, interest, and Additional Amounts, if any, on the Notes in accordance with their terms; or

(2)                                  prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default against the Company in respect of the Notes.

SECTION 10.9.  Subordination May Not Be Impaired by the Company.  No right of any holder of Senior Debt of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by the failure of the Company to comply with this Indenture.

SECTION 10.10.  Rights of Trustee and Paying Agent.  The Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives notice in writing satisfactory to it that payments may not be made under this Article X.  The Company, the Registrar or co-registrar, the Paying Agent or a Designated Senior Agent may give the notice.

The Trustee in its individual or any other capacity may hold Senior Debt of the Company with the same rights it would have if it were not Trustee.  The Registrar and co-registrar and the Paying Agent may do the same with like rights.  The Trustee shall be entitled to all the rights set forth in this Article X with respect to any Senior Debt of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Debt; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder.  Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.6.

SECTION 10.11.  Article X Not To Prevent Events of Default or Limit Right To Accelerate.  The failure to make a payment in respect of the Notes by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default or Event of Default.  Notwithstanding the provisions of Section 10.2, nothing in this Article X shall have any effect on the right of the Holders of Notes or the Trustee to accelerate the maturity of the Notes provided that the provisions of Section 10.2 are complied with.

SECTION 10.12.  Trust Moneys Not Subordinated.  Notwithstanding anything contained herein to the contrary, payments from money held in trust under Article VIII by the Trustee for the payment of principal of, premium, if any, and interest and Additional Amounts, if any, on the Notes shall not be subordinated to the prior payment of any Senior Debt of the Company or subject to the restrictions set forth in this Article X, and none of the Holders shall be obligated to pay over any such amount to any holder of Senior Debt of the Company or any other creditor of the Company; provided that such trust was established after the termination of the Intercreditor Agreement and was not established in breach of the Credit Agreement or the Private Placement Notes.

SECTION 10.13.  Trustee Entitled To Rely.  Upon any payment or distribution pursuant to this Article X, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.3 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Designated Senior Agents, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto, to this Article X.  In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of the Company to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.  The provisions of Sections 7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

SECTION 10.14.  Trustee To Effectuate Subordination.  Each Holder by accepting a Note authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holder and the holders of Senior Debt of the Company as provided in this Article X.

SECTION 10.15.  Trustee Not Fiduciary for Holders of Senior Debt.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company and shall not be liable to any such holders if, acting in good faith, it shall mistakenly pay over or distribute to the Company or any other Person, money or assets to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article X or otherwise.

SECTION 10.16.  Reliance by Holders of Senior Debt on Subordination Provisions.  Each Holder by accepting a Note acknowledges and agrees that the provisions of this Article X are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Company, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

ARTICLE XI

GUARANTEES

SECTION 11.1.   Additional Guarantors.  The Company may from time to time designate a Restricted Subsidiary as an additional guarantor of the Notes by causing it to enter into a supplemental indenture substantially in the form annexed hereto as Exhibit E or otherwise in form and substance reasonably satisfactory to the Trustee (each such guarantee, an “Additional Guarantee,” and each such guarantor, an “Additional Guarantor”).

SECTION 11.2.   Guarantees.  Subject to this Article XI, Article XII and Section 14.18, each of the Guarantors and each Additional Guarantor hereby fully, unconditionally and irrevocably guarantees, commencing upon issuance of the Notes as primary obligor and not merely as surety, to each Holder of the Notes and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, interest, and Additional Amounts, if any, on the Notes and all other payment obligations of the Company under this Indenture (all of the foregoing being hereinafter collectively called the “Senior Subordinated Obligations”).  Each of the Guarantors and each Additional Guarantor further agrees (to the extent permitted by law) that the Senior Subordinated Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article XI notwithstanding any extension or renewal of any Senior Subordinated Obligation.

Each of the Guarantors and any Additional Guarantor waives (to the extent permitted by law) presentation to, demand of payment from and protest to the Company of any of the Senior Subordinated Obligations and also waives (to the extent permitted by law) notice of protest for nonpayment.  Each of the Guarantors and any Additional Guarantor waives (to the extent permitted by law) notice of any default under the Notes or the Senior Subordinated Obligations.  The obligations of each of the Guarantors and any Additional Guarantor hereunder shall not (to the extent permitted by law) be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Senior Subordinated Obligations or any of them; or (e) any change in the ownership of the Company.

Each of the Guarantors and any Additional Guarantor further agrees that each Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives (to the extent permitted by law) any right to require that any resort be had by any Holder to any security held for payment of the Senior Subordinated Obligations.

The obligations of each of the Guarantors and any Additional Guarantor hereunder (to the extent permitted by law) shall, subject to this Article XI, Article XII and Section 14.18, not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Senior Subordinated Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Senior Subordinated Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each of the Guarantors and any Additional Guarantor herein (to the extent permitted by law) shall, subject to this Article XI, Article XII and Section 14.18, not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Senior Subordinated Obligations, or by any other act or thing or omission or delay to do any other act or thing which would otherwise operate as a discharge of any of the Guarantors or any Additional Guarantor as a matter of law or equity.

Subject to Section 11.5, each of the Guarantors and any Additional Guarantor further agrees that each Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest, or Additional Amounts, if any, on any of the Senior Subordinated Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

Subject to the provisions of Section 11.3 hereof, in furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any of the Guarantors and any Additional Guarantor by virtue hereof, upon the failure of the Company to pay any of the Senior Subordinated Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each of the Guarantors and any Additional Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee for and on behalf of itself and the Holders an amount equal to the unpaid amount of such Senior Subordinated Obligations then due and owing.  Payments made under this guarantee shall be made to the Trustee on behalf of the Holders.

The Company further agrees (to the extent permitted by law) that, as between it, on the one hand, and the Holders, on the other hand, but subject always to Section 12.2 hereof, (x) the maturity of the Senior Subordinated Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of the Guarantees herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Senior Subordinated Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Senior Subordinated Obligations, such Senior Subordinated Obligations (whether or not then due and payable) shall forthwith become due and payable by each of the Guarantors and any Additional Guarantor for the purposes of this Senior Subordinated Guarantee.

The Guarantors and any Additional Guarantor also agree to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

SECTION 11.3.   Limitation on Liability.  The obligations of each Guarantor and any Additional Guarantor hereunder will be limited in accordance with the following:

(a)                                  The Guarantee of each Guarantor or Additional Guarantor whose jurisdiction of formation is Ireland, Japan, the United Kingdom or the United States (or any state thereof or the District of Columbia) will be limited to the maximum amount that can be guaranteed under applicable laws, including without limitation fraudulent conveyance or fraudulent transfer restrictions under applicable insolvency laws.

(b)                                 The Trustee agrees not to enforce the Guarantee created hereunder by a Guarantor incorporated in Germany as (i) a limited liability company (GmbH) (a “German GmbH Guarantor”), or (ii) as a limited partnership (Kommanditgesellschaft) with a limited liability company as sole general partner (the “German Single GmbH & Co. KG Guarantor”), or (iii) as a limited partnership with another limited partnership as sole general partner whose sole general partner is a limited liability company (the “German Double GmbH & Co. KG Guarantor”, together with any German GmbH Guarantor or any German Single GmbH & Co. KG Guarantor hereinafter referred to as a “German Guarantor”) if and to the extent that the Guarantees secure liabilities of an affiliated company (verbundenes Unternehmen) within the meaning of Section 15 et seq. of the German Stock Corporation Act (Aktiengesetz) of that German Guarantor (other than the German Guarantor’s Subsidiaries) and if and to the extent that such enforcement would lead to the situation in which such German Guarantor’s or, in the case of a German Single GmbH & Co. KG Guarantor, its general partner’s, assets, or, in the case of a German Double GmbH & Co. KG Guarantor, the assets of its general partner’s general partner (the calculation of which shall take into account the captions reflected in Section 266 subsection (2) A, B and C of the German Commercial Code (HGB Handelsgesetzbuch)) less the sum of (A) the liabilities of the German Guarantor or, in the case of a German Single GmbH & Co. KG Guarantor, its general partner, or, in the case of a German Single GmbH & Co. KG Guarantor, its general partner’s general partner (the calculation of which shall take into account the captions reflected in Section 266 sub-section (3) B, C and D of the German Commercial Code), and (B) the stated share capital (Stammkapital) of the German Guarantor or, in the case of a German Single GmbH & Co. KG Guarantor, its general partner, or, in the case of a German Double GmbH & Co. KG Guarantor, its general partner’s general partner, (the “Net Assets”)) are less than zero.

(1)                                  For the avoidance of doubt, none of the above restrictions shall apply if the enforcement relates to any outstanding amounts owed directly by the Guarantor under this Agreement.

(2)                                  For the purposes of the calculation of the Net Assets the following balance sheet items shall be adjusted as follows:

(i)                                     the amount of any increase of the stated share capital after the date hereof (excluding any such increase of stated share capital permitted pursuant to any other agreement to which the Trustee and the relevant German Guarantor are a party) (aa) that has been effected without the prior written consent of the Trustee, (bb) that has been effected out of retained earnings (Kapitalerhöhung aus Gesellschaftsmitteln) or (cc) to the extent that it is not fully paid up, shall be deducted from the stated share capital; and

(ii)                                  loans and other contractual liabilities incurred in gross negligent or wilful violation of the provisions of this Indenture shall be disregarded.

(3)                                  In addition, each German Guarantor and, in the case of (i) a German Single GmbH & Co. KG Guarantor, also its general partner, or (ii) a German Double GmbH & Co. KG Guarantor, also its general partner and its general partner’s general partner, shall realize, to the extent legally permitted and, in respect of the relevant German Guarantor’s and, in the case of (i) a German Single GmbH & Co. KG Guarantor, also its general partner’s or (ii) a German Double GmbH & Co. KG Guarantor, also its general partner and that general partner’s general partner’s business, commercially justifiable, in a situation where such German Guarantor’s or, in the case of (i) a German Single GmbH & Co. KG Guarantor, its general partner’s, or (ii) a German Double GmbH & Co. KG Guarantor, its general partner’s general partner’s Net Assets are less than zero any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets if the asset is not necessary for such German Guarantor’s and, in the case of (i) a German Single GmbH & Co. KG Guarantor, its general partner’s, or (ii) a German Single GmbH & Co. KG Guarantor, also its general partner’s and that general partner’s general partner’s business (betriebsnotwendig).

(4)                                  For the purpose of the calculation of the Net Assets and thus the enforceable amount, the relevant German Guarantor will deliver within 30 days after the occurrence of an Event of Default, to the Trustee an up to date balance sheet drawn-up by a firm of auditors of international standard and repute together with a determination of the Net Assets.  Such balance sheet and determination of Net Assets shall be prepared in accordance with accounting principles pursuant to the German Commercial Code and be based on the same principles that were applied when establishing the previous year’s balance sheet.

The determination by the auditors (as set forth above, the “Auditors’ Determination”) pertaining to the relevant German Guarantor or, in the case of a German Single GmbH Co. KG Guarantor, its general partner, or, in the case of a German Double GmbH & Co. KG Guarantor, its general partner’s general partner, shall be up to date and in any event such Auditors’ Determination shall have been prepared as of a date no earlier than 15 Business Days prior to the date of the enforcement of the Guarantees.

(5)                                  Should the relevant German Guarantor fail to deliver such balance sheet and/or determination of the Net Assets, the Trustee (acting through the Security Trustee) shall be entitled to enforce the Guarantees, without limitation, but agrees to release proceeds from such enforcement to the extent required to ensure that the Net Assets shall not be less than zero.

SECTION 11.4.   No Subrogation.  Notwithstanding any payment or payments made by a Guarantor hereunder, no Guarantor or Additional Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Senior Subordinated Obligations nor shall any of such Guarantors or Additional Guarantors seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by such Guarantor or Additional Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Senior Subordinated Obligations are paid in full.  If any amount shall be paid to such Guarantor or Additional Guarantor on account of such subrogation rights at any time when all of the Senior Subordinated Obligations shall not have been paid in full, such amount shall be held by such Guarantor or Additional Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor and shall, forthwith upon receipt by such Guarantor or such Additional Guarantor be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Senior Subordinated Obligations.

SECTION 11.5.   Release.

(a)                                  Each Guarantee will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect) in connection with the sale or disposition (including through merger or consolidation) of the Capital Stock, of all or substantially all of the assets, of the relevant Guarantor (as applicable), if:

(1)                                  such sale is made in compliance with this Indenture (including Section 4.6 hereof); or

(2)                                  such sale is made pursuant to an enforcement of security over such Capital Stock or assets, or upon request of the security agent under the Intercreditor Agreement following an event of default, which is continuing, under Indebtedness to First Priority Parties.

(b)                                 In addition, each Guarantee shall also be automatically released (1) upon Legal Defeasance or Covenant Defeasance or discharged as described in Section 8.5, (2) upon the designation by the Company of the Guarantor as an Unrestricted Subsidiary in compliance with the terms of this Indenture or (3) upon payment in full of the aggregate principal amount of all Notes then outstanding and all other financial obligations under such Guarantee then due and owing.

(c)                                  Upon any occurrence giving rise to a release of a Guarantee as specified above, and following receipt by the Trustee of an Opinion of Counsel that all conditions precedent to the release have been satisfied (as to which such counsel may rely upon an Officer’s Certificate as to matters of fact), the Trustee shall execute any documents reasonably required in order to evidence or effect such release, discharge and termination in respect of such Guarantee.  No Guarantor shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge of a Guarantee.

ARTICLE XII

SUBORDINATION OF GUARANTEES

SECTION 12.1.   Agreement To Subordinate.  Each of the Guarantors and any Additional Guarantor agrees, and the Trustee and each Holder by accepting or acquiring or becoming entitled to claim under or pursuant to a Note agrees, that the Indebtedness evidenced by, and all other obligations in respect of, each Guarantee is subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the prior irrevocable payment in full in cash of all Senior Debt of such Guarantor or Additional Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt of such Guarantor or Additional Guarantor.  Each Guarantee shall in all respects rank at least pari passu with all other Subordinated Debt of such Guarantor or Additional Guarantor and only Indebtedness of a Guarantor or Additional Guarantor that is Senior Debt of such Guarantor or Additional Guarantor will rank senior to the applicable Guarantee in accordance with the provisions set forth herein.  All provisions of this Article XII shall be subject to Section 12.10.

SECTION 12.2.   Standstill.

Prior to the repayment of all obligations in respect of Designated Senior Debt, the obligations of each Guarantor or Additional Guarantor under its Guarantee are not due (and no demand may be made on any Guarantor or Additional Guarantor) until:

(a)                                  (i) an order is made for the winding-up, dissolution, examination, or administration of such Guarantor or Additional Guarantor; or (ii) a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, examiner, administrator or similar officer is appointed to the relevant Guarantor or Additional Guarantor;

(b)                                 each of the following shall have occurred:

(i)                                     a default in payment of any amounts due under this Indenture or the Notes (but only if, in the case of any amount not constituting principal or interest, such amounts exceed €500,000) has occurred;

(ii)                                  a Holder of Notes or the Trustee has notified the Designated Senior Agents in writing of such default;

(iii)                               a period of not less than 179 days has passed from the date of receipt by the Designated Senior Agents of such notice (a “Standstill Period”); and

(iv)                              at the end of such Standstill Period, the default is continuing and has not been waived;

(c)                                  any Indebtedness outstanding under any Designated Senior Debt has been declared to be prematurely due and payable or payable on demand (and demand has been made) by reason of an event of default, as defined in such Designated Senior Debt; or

(d)                                 enforcement action has been taken by or on behalf of the lenders under the security documents granted pursuant to, or securing Indebtedness outstanding under, any Designated Senior Debt pursuant to which any assets of the Company or any Restricted Subsidiary thereof are disposed of or sold.

Until the obligations of any Guarantor or Additional Guarantor under the applicable Guarantee are due pursuant to the occurrence of the events described above, the Trustee and the Holders may not make a demand under or bring any enforcement action on such Guarantee, including but not limited to the commencement or support of insolvency proceedings with respect to the relevant Guarantor or Additional Guarantor, until such time.  Thereafter, the Trustee and the Holders may only demand payment of and accelerate the Notes and exercise any other remedies that do not involve enforcement of security; they may not direct the Security Agent to enforce any security in these circumstances.  No non-payment Blockage Period may be instituted which would extend beyond the Standstill Period referred to in Section 12.2.

SECTION 12.3.   Liquidation, Dissolution, Bankruptcy.

Upon any payment or distribution (including by exercise of any right of receipt, set-off, combination of accounts or other discharge) to creditors of any Guarantor or Additional Guarantor, in a liquidation, dissolution, winding-up, bankruptcy, administration, reorganization, examination, receivership, administrative receivership or similar proceeding relating to such Guarantor or Additional Guarantor or its property, or in an assignment for the benefit of creditors of such Guarantor or Additional Guarantor or in any marshalling of such Guarantor or Additional Guarantor’s assets:

(1)                                  holders of all Senior Debt of such Guarantor or Additional Guarantor, including without limitation lenders under the Credit Agreement and holders of the Private Placement Notes, will be entitled to receive irrevocable payment in full in cash of all obligations due (and that become due thereafter) in respect of all Senior Debt of such Guarantor or Additional Guarantor (including interest accruing after the commencement of any proceeding at the rate specified in such Senior Debt whether or not allowable in any such proceeding) before the Trustee or Holders of Notes will be entitled to receive any payment with respect to the relevant Guarantee (except that Holders may receive and retain payments made from any defeasance trust referred to in Article VIII if such trust was established prior to the proceedings described above and after the termination of the Intercreditor Agreement and not in breach of the Credit Agreement and the Private Placement Notes or the terms of any other Senior Debt of such Guarantor or Additional Guarantor); and

(2)                                  until all Senior Debt of such Guarantor or Additional Guarantor has been irrevocably paid in full in cash, any payment or distribution to which the Trustee or Holders of Notes would be entitled but for the subordination provisions of this Article XII shall be made first to the lenders under the Credit Agreement and to holders of the Private Placement Notes (in accordance with the Intercreditor Agreement) if any Indebtedness is then outstanding thereunder and then to holders of such other Senior Debt of such Guarantor or Additional Guarantor as their respective interests may appear.

SECTION 12.4.   Turnover.  In the event that the Trustee or any Holder of Notes receives or recovers any payment or distribution on or with respect to a Guarantee (other than payments made from any defeasance trust referred to in Article VIII if such trust was established prior to the proceedings described in Section 12.3(1) and not in breach of the Credit Agreement, the Private

Placement Notes, the Intercreditor Agreement or the terms of any other Senior Debt of such Guarantor or Additional Guarantor) at a time when the Trustee or such Holder had actual knowledge that such payment is prohibited by the provisions of this Article XII, such payment will be held by the Trustee or such Holder, in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, first to the lenders under the Credit Agreement and the holders of the Private Placement Notes (in accordance with the terms of the Intercreditor Agreement) if any Indebtedness is then outstanding thereunder and second to the holders of other Senior Debt of such Guarantor or Additional Guarantor as their interests may appear for application to the payment of all obligations with respect to such Indebtedness remaining unpaid to the extent necessary to pay such obligations in full in cash in accordance with their terms, after giving effect to any concurrent payment or distribution to or for such lenders or other holders.  In the event that any such payment is received by the Trustee or such a Holder, the Trustee or such Holder shall, if it has actual knowledge that such payment was received at a time when it was so prohibited, give notice to the agent for the lenders under the Credit Agreement (if any Indebtedness is then outstanding under the Credit Agreement) and the holders of the Private Placement Notes (if any Indebtedness is then outstanding thereunder) and to all other Designated Senior Agents.

SECTION 12.5.   Payment Blockage.  (a)  A Guarantor also may not make any payment in respect of a Guarantee (except from a defeasance trust referred to in Article VIII) if: (1) a payment default on Designated Senior Debt of such Guarantor or Additional Guarantor occurs and is continuing; or (2) any other default occurs and is continuing on any series of Designated Senior Debt of such Guarantor or Additional Guarantor that permits (or, with the giving of notice or the passage of time or the satisfaction of other applicable conditions, or any combination of any of the foregoing, would permit) holders of that series of Designated Senior Debt of such Guarantor or Additional Guarantor to accelerate is maturity and the Trustee receives a Payment Blockage Notice from the Guarantor or the Designated Senior Agents with respect to the Guarantor or Additional Guarantor.

(b)                                 Payments on the Notes may and shall be resumed: (1) in the case of a payment default, upon the date on which such default is cured or waived; and (2) in the case of a nonpayment default, upon the earlier of the date on which such non-payment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee (a “Blockage Period”), unless the maturity of the Designated Senior Debt of such Guarantor or Additional Guarantor has been accelerated or clause (1) of Section 12.5(a) otherwise applies.

(c)                                  Once a Payment Blockage Notice has been issued, no additional Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately preceding Payment Blockage Notice.

(d)                                 No non-payment default in respect of the Notes that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or may be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 180 days.

SECTION 12.6.   Subrogation.  After all Senior Debt of the Guarantor or Additional Guarantors is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated to the rights of holders of Senior Debt of the Guarantor or Additional Guarantors to receive distributions applicable to such Senior Debt of the Guarantor or Additional Guarantors.  A distribution made under this Article XII to holders of Senior Debt of the Guarantor or Additional Guarantors which otherwise would have been made to Holder of Notes is not, as between the Company and the Holders, a payment by the Company of such Senior Debt of the Guarantor or Additional Guarantors.

SECTION 12.7.   [Reserved].  [Reserved]

SECTION 12.8.   Relative Rights.  This Article XII defines the relative rights of Holders of Notes and holders of Senior Debt of the Guarantor or Additional Guarantors.  Nothing in this Indenture (save as set out in Section 11.3 hereof) shall:

(1)                                  impair, as between any Guarantor or Holders of Notes, the obligation of any such Guarantor or Additional Guarantor which is absolute and unconditional, subject to the terms hereof, to guarantee the payment of principal of, premium, if any, interest, and Additional Amounts, if any, on the Notes in accordance with their terms; or

(2)                                  prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default against the Company in respect of the Notes.

SECTION 12.9.   Subordination May Not Be Impaired by the Guarantors.  No right of any holder of Senior Debt of the Guarantor or Additional Guarantors to enforce the subordination of the Indebtedness evidenced by the Guarantees shall be impaired by any act or failure to act by any Guarantor or Additional Guarantor or by the failure of any Guarantor or Additional Guarantor to comply with this Indenture.

SECTION 12.10.   Rights of Trustee and Paying Agent.  The Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives notice in writing satisfactory to it that payments may not be made under Article XI and this Article XII.  Any Guarantor, the Registrar or co-registrar, the Paying Agent or a Designated Senior Agent may give the notice.

The Trustee in its individual or any other capacity may hold Senior Debt of the Guarantor or Additional Guarantors with the same rights it would have if it were not Trustee.  The Registrar and co-registrar and the Paying Agent may do the same with like rights.  The Trustee shall be entitled to all the rights set forth in this Article XII with respect to any Senior Debt of the Guarantor or Additional Guarantors which may at any time be held by it, to the same extent as any other holder of Senior Debt of the Guarantor or Additional Guarantors; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder.  Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.6.

SECTION 12.11.   Articles XI and XII Not To Prevent Events of Default or Limit Right To Accelerate.  The failure to make a payment in respect of the Notes and any Guarantee by reason of any provision in Article XI and this Article XII shall not be construed as preventing the occurrence of a Default or Event of Default.  Notwithstanding the provisions of Section 12.2, nothing in Article XI hereof or this Article XII shall have any effect on the right of the Holders of Notes or the Trustee to accelerate the maturity of the Notes provided that the provisions of Section 12.2 are complied with.

SECTION 12.12.   Trust Moneys Not Subordinated.  Notwithstanding anything contained herein to the contrary, payments from money held in trust under Article VIII by the Trustee for the payment of principal of, premium, if any, and interest on the Notes and any Guarantee shall not be subordinated to the prior payment of any Senior Debt of the Guarantor or Additional Guarantors or subject to the restrictions set forth in Article XI hereof and this Article XII, and none of the Holders shall be obligated to pay over any such amount to any holder of Senior Debt of the Guarantor or Additional Guarantors, or any other creditor of any Guarantor or Additional Guarantor; provided that such trust was established after the termination of the Intercreditor Agreement and was not established in breach of the Credit Agreement or the Private Placement Notes.

SECTION 12.13.   Trustee Entitled To Rely.  Upon any payment or distribution pursuant to this Article XII, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.3 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Designated Senior Agents, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, and the holders of other Indebtedness of the Guarantor or Additional Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto, to Article XI hereof or to this Article XII.  In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of the Guarantor or Additional Guarantors to participate in any payment or distribution pursuant to Article XI or this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of the Guarantor or Additional Guarantors held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under Article XI or this Article XII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.  The provisions of Sections 7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to Article XI hereof and this Article XII.

SECTION 12.14.   Trustee To Effectuate Subordination.  Each Holder by accepting a Note authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holder and the holders of Senior Debt of the Guarantor or Additional Guarantors as provided in Article XI and this Article XII.

SECTION 12.15.   Trustee Not Fiduciary for Holders of Senior Debt of the Guarantors.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Guarantor or Additional Guarantors and shall not be liable to any such holders if, acting in good faith, it shall mistakenly pay over or distribute to Holders or any Guarantor or Additional Guarantor or any other Person, money or assets to which any holders of Senior Debt of the Guarantor or Additional Guarantors shall be entitled by virtue of this Article XII or otherwise.

SECTION 12.16.   Reliance by Holders of Senior Debt of the Guarantors on Subordination Provisions.  Each Holder by accepting a Note acknowledges and agrees that the provisions of this Article XII and of Sections 11.5(a)(1) and 11.5(b)(2) are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Guarantor or Additional Guarantors, whether such Senior Debt of the Guarantor or Additional Guarantors was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt of the Guarantor or Additional Guarantors and such holder of Senior Debt of the Guarantor or Additional Guarantors shall be deemed conclusively to have relied on such provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt of the Guarantor or Additional Guarantors.

ARTICLE XIII

SECURITY DOCUMENTS AND COLLATERAL

SECTION 13.1.   Security Documents.

(a)                                  In order to secure the due and punctual payment of the principal, premium, if any, and interest and any Additional Amounts, if any, on the Notes, when the same shall be due and payable, whether on an interest payment date, at the Stated Maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture, the Notes and the Guarantees, the Company and the Guarantors have or will on or about the Issue Date, entered into the Security Documents.  The Security Documents (both individually and taken together as a whole) and the Liens granted thereunder, shall, at all times that any obligations under the Notes, Guarantees or this Indenture are outstanding, be no less favorable to the Second Priority Parties (subject only to the provisions of the Intercreditor Agreement) than the Security Documents (both individually and taken together as a whole) and the Liens granted thereunder, entered into and granted, as the case may be, in favor of the First Priority Parties.  Any Person which, after the Issue Date, becomes a Guarantor under this Indenture, shall, upon becoming a Guarantor under this Indenture, become a party to a Security Document with respect to the assets or property of such Person, if any, that secure the Obligations of such Person under the Credit Agreement, the Private Placement Notes, any Refinancing thereof which is secured by a Lien or any Senior Debt referred to in clause (c) below.  Each Holder, by accepting a Note, consents and agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the terms of the Security Documents and this Indenture, and authorizes and directs the Trustee, who shall in turn be authorized to instruct the Security Agent to enter into the Security Documents on its behalf and on behalf of such Holder, to appoint the Security Agent to serve as security agent and representative of the Trustee and such Holder thereunder and in accordance therewith and to perform its obligations and exercise its rights thereunder and in accordance therewith.  The Company shall deliver to the Trustee copies of all documents delivered to the Security Agent pursuant to the Security Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee and the Security Agent the security interest in the Collateral contemplated by this Indenture, the Security Documents or any part hereof or thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Guarantees secured thereby, according to the intent and purposes herein and therein expressed.  The Company and the Guarantors shall take, upon the written request of the Security Agent or the Trustee (to the extent the Trustee is permitted to make such request under the Security Documents), any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the obligations of the Company and the Guarantors under this Indenture, the Notes and the Guarantees, a valid and enforceable perfected Lien on and security interest in all of the Collateral, in favor of the Security Agent for the benefit of the Second Priority Parties.

(b)                                 The Trustee shall, upon receipt of an Officer’s Certificate of the Company or any Guarantor designating any amendment, refinancing successor or replacement agreement to any First Priority Debt as Senior Debt of the Company or such Guarantor pursuant to the definition of Senior Debt, (i) acknowledge in writing to the Company that, as may be requested in the Officer’s Certificate, the Security Documents and, if applicable, the Intercreditor Agreement shall be applicable to the obligations of the Company, such Guarantor or any of their respective Subsidiaries pursuant to such Senior Debt, or (ii) execute new Security Documents and, if applicable, an intercreditor agreement on substantially identical terms as the existing Security Documents and Intercreditor Agreement, with such changes therein as are necessary to reflect such credit agreement and the parties thereto.  Any collateral held by a Security Agent (as defined in the applicable Security Documents) for the benefit of the Second Priority Parties shall constitute Collateral for purposes of this Indenture.

(c)                                  From and after the Issue Date, if, following the release of a Lien on any Collateral securing the Notes and the Guarantees, any property or assets of the Company or any Guarantor is again made subject to a Lien to secure any Indebtedness owed to First Priority Parties, the Company or such Guarantor, as the case may be, shall concurrently grant Liens on no worse terms than Liens securing such Senior Debt, upon such asset or property as security for the Notes and the Guarantees and take all such actions (including the filing and recording of financing statements, mortgages and other documents) that may be required under any applicable law, or which the Security Agent may reasonably request, to perfect such Liens under the Security Documents, all at the expense of the Company or such Guarantors, as the case may be, including reasonable fees and expenses of counsel incurred by the Security Agent in connection therewith; provided, however, that such Liens may be subordinated to the Liens securing such Senior Debt on terms no worse than those described under the Intercreditor Agreement.

SECTION 13.2.   Recordings and Opinions.

(a)                                  The Company and the Guarantors shall take or cause to be taken all action necessary or required under the Security Documents or reasonably requested by the Security Agent to maintain, perfect, preserve and protect the Liens on and security interests in the Collateral granted by the Security Documents, to the extent necessary or required thereby or so requested by the Security Agent or the Trustee, including, but not limited to, causing all financing statements, mortgages, the Security Documents (or a short form version thereof) and other instruments of further assurance, including, without limitation, continuation statements covering security interests in personal property, to be promptly recorded, registered and filed, and at all times to be kept recorded, and shall execute and file such financing statements and cause to be issued and filed such continuation statements, all in such manner and in such places as may be necessary or required by law or so requested by the Security Agent to preserve and protect the rights of the Second Priority Parties under this Indenture and the Security Documents to all property comprising the Collateral.  The Company shall from time to time promptly pay and discharge all mortgage and financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance required hereto or pursuant to the Security Documents.  Notwithstanding the foregoing, the Trustee shall not have any duty or obligation to ascertain whether any such taxes are required to be paid at any time, and the determination referred to in the preceding sentence shall only be made by the Trustee upon receipt of written notice that such taxes are due and owing.

(b)                                 The Company shall furnish or cause to be addressed and furnished to the Trustee:

(1)                                  at the time of execution and delivery of this Indenture, Opinions of Counsel substantially in the form of the opinions of counsel delivered on or before the Issue Date to the Initial Purchasers relating to any of the Collateral and/or the Security Documents; and

(2)                                  at the time of delivery thereof after the Issue Date, Opinions of Counsel substantially in the form of any opinions of counsel delivered after the Issue Date to the Designated Senior Agents or any Security Agent relating to any of the Collateral and/or the Security Documents.

SECTION 13.3.   Possession, Use and Release of Collateral.

(a)                                  (i)  Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of the Collateral), as the same may be in effect or may be amended from time to time in accordance with their terms, and is deemed to authorise and direct (ii) the Trustee, who shall in turn be authorized to instruct the Security Agent (to the extent provided in the Intercreditor Agreement), with respect to each of the Security Documents to which the Security Agent is a party and the Intercreditor Agreement, and (ii) the Trustee, with respect to the Intercreditor Agreement, to perform their respective obligations and exercise their respective rights thereunder in accordance therewith.  Furthermore, without limiting the generality of the foregoing, each Holder, by accepting a Note, consents and agrees that Collateral may, and, as applicable, shall, be released or substituted in accordance with the terms of this Indenture and the Security Documents.

(b)                                 Without limiting the provisions of Section 13.3(a) and subject to the provisions of the Intercreditor Agreement and each other Security Document applicable to such Collateral:

(1)                                  the Trustee shall release, or instruct the Security Agent to release, as applicable, the Liens and security interests created by this Indenture and the Security Documents on any portion of Collateral (Collateral so released, the “Released Interest”) upon the occurence of any of the following:

(i)                                     upon the full and final payment and peformance of all Obligations of the Company and the Guarantors under this Indenture and the Notes;

(ii)                                  upon a Legal Defeasance or Covenant Defeasance pursuant to Article VIII;

(iii)                               in connection with any sale or other disposition of the assets of the Company or such Guarantor, if the sale or other disposition complies with Section 4.6;

(iv)                              if the Capital Stock or assets of the Company or such Guarantor are sold pursuant to an enforcement of security over such Capital Stock or assets:

(a)                                  the proceeds of such sale received by the Security Agent are in the form of cash (or substantially all cash); and

(b)                                 the claims against the Company or such Guarantor or their respective assets, as the case may be, are irrevocably and unconditonally released (and not assumed by the relevant purchaser or any affiliate of such purchaser of the Company or such Guarantor or assets, as the case may be) concurrently with such sale; and

(c)                                  the sale is either made pursuant to a public auction or is otherwise made for fair market value (taking into account the circumstances giving rise to the sale);

(v)                                 unless an Event of Default has occurred or is continuing, upon the designation by the Company of such Guarantor as an Unrestricted Subsidiary in compliance with the terms of this Indenture;

(vi)                              unless an Event of Default has occurred or is continuing, upon refinancing of Indebtedness owed to First Priority Parties with debt financing which is unsecured or equity; or

(vii)                           unless an Event of Default has occurred or is continuing, upon the repayment in full of Indebtedness owed to First Priority Parties of the Company or such Guarantor with the proceeds of one or more Asset Sales; provided, however, the Company and the Guarantors’ principal source of liquidity following such repayment of Senior Debt shall be unsecured.

(2)                                  the delivery of an Officer’s Certificate stating that the terms of this Section 13.3 have been complied with.

(3)                                  unless an Event of Default has occurred and is continuing, the Company or the applicable Guarantor will have the right to remain in possession and retain exclusive control of the Collateral to sell inventory in the ordinary course of business, to freely operate the Collateral, to vote any securities constituting Collateral and to collect, invest and dispose of any income thereon; and

(i)                                     notwithstanding the provisions of Section 13.3(a)(ii)(2), so long as no Default has occurred and is continuing or would result therefrom, the Company and the Guarantors may, among other things, without any release or consent by the Trustee, conduct ordinary course activities with respect to the Collateral in accordance with the provisions of this Indenture and the applicable Security Documents.

The Trustee will execute or instruct the Security Agent to execute, as applicable, all documents reasonably requested by the Company to confirm the release from the Lien of this Indenture and the Security Documents of any Collateral disposed of or otherwise transferred in accordance with this Section 13.3.

In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that under the provisions of Section 13.3(a)(ii)(1) or (3) may be sold, exchanged or otherwise disposed of by the Company or any Guarantor, and the Company requests in writing that the Trustee furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture, the applicable Guarantee, if any, and the Security Documents, upon being satisfied that the Company or such Guarantor is selling, exchanging or otherwise disposing of the Collateral in accordance with the provisions of Section 13.3(a)(ii)(1) or (3) (which, in the case of Section 13.03(a)(ii)(3), shall include receipt of an Officer’s Certificate by the Company reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the assets or property affected thereby, and stating that such assets or assets or property are property which by the provisions of Section 13.3(a)(ii)(3) hereof may be sold, exchanged or otherwise disposed of or dealt with by the Company or such Guarantor without any release or consent of the Trustee or Security Agent), the Trustee shall promptly execute, acknowledge and deliver to the Company or instruct the Security Agent to execute, acknowledge and deliver to the Company, as applicable, such an instrument in the form provided by the Company, and providing for release without recourse or warranty, promptly after satisfaction of the conditions set forth herein for delivery of any such release and shall take such other action as the Company may reasonably request and as necessary to effect such release.

Neither the Company nor any Guarantor shall transfer any Collateral to any Person other than to the Company, a Guarantor or a Person which will become a Guarantor simultaneously with such Transfer, unless the Liens on such Collateral created under the Security Documents are released in accordance with the provisions of this Section 13.3(a)(ii) or such transfer has been conducted in accordance with the provisions of Section 13.3(a)(ii)(3).

Notwithstanding the foregoing provisions of this Section 13.3, the release of any Collateral from the Lien and security interest created by this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents.

(c)                                  If any conflict or inconsistency exists between this Section 13.3 and the Intercreditor Agreement or any other applicable Security Documents, the Intercreditor Agreement and the applicable Security Documents shall govern.

SECTION 13.4.   Suits To Protect Collateral.

Subject to the provisions of Sections 7.1 and 7.2, the Trustee may, subject to the provisions of the Security Documents, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Security Agent to take all actions it deems necessary or appropriate in order to enforce any of the terms of the Security Documents and collect and receive any and all amounts payable in respect of the obligations of the Company and the Guarantors under this Indenture, the Notes and the Guarantees.  Subject to the provisions of the Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien and security interest created by this Indenture and the Security Documents or be prejudicial to the interests of the Holders or the Trustee).

SECTION 13.5.   Purchasers Protected.

In no event shall any purchasers in good faith of any property purported to be released from the Lien and security interest created by this Indenture and the Security Documents be bound to ascertain the authority of the Trustee or the applicable Security Agent, as the case may be, to execute the release or to inquire as to the satisfaction of any conditions required by the provisions of this Indenture or the Security Documents for the exercise of such authority or to see to the application of any consideration given by such purchasers or other transferee; nor shall any purchasers or other transferee of any property or rights permitted by this Article XIII and the Security Documents to be sold be under any obligation to ascertain or inquire into the authority of the Company or any Guarantor to make any such sale or other transfer.

SECTION 13.6.   Powers Exercisable by Receiver or Trustee.

In case Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XIII and the Security Documents upon the Company and the Guarantors with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers of the Company or a Guarantor required by the provisions of this Article XIII.

SECTION 13.7.   Determinations Relating to Collateral.

In the event (i) the Trustee shall receive any written request from the Company or any Guarantor under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company’s or any Guarantor’s obligations with respect thereto, (ii) there shall be required from the Trustee under the provisions of any Security Document any performance or the delivery of any instrument or (iii) a Responsible Officer of the Trustee shall become aware of any nonperformance by the Company or any Guarantor of any covenant or any breach of any representation or warranty of the Company or any Guarantor set forth in any Security Document, and, in the case of clause (i), (ii) or (iii) above, the Trustee’s response or action is not otherwise specifically contemplated hereunder (including, without limitation, Section 9.1) or under the applicable Security Documents, then, in each such event, the Trustee shall, within seven Business Days, advise the Holders, in writing and at the Company’s expense, of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the nonperformance or breach of which the Trustee has become aware.  The Holders of not less than a majority in aggregate principal amount of the then outstanding Notes pursuant to Section 6.8 shall have the exclusive authority to direct the Trustee’s response to any of the circumstances contemplated in clauses (i), (ii) and (iii) above.  In the event the Trustee shall be required to respond to any of the circumstances contemplated in this Section 13.7, the Trustee shall not be required so to respond unless it shall have received written authority from the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes; provided that the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach (the expenses of which shall be reimbursed to the Trustee pursuant to Section 7.6).  The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by the Holders of a majority in aggregate principal amount of the then outstanding Notes pursuant to Section 6.8.

SECTION 13.8.   Certificates of the Company and the Guarantors.

To the extent applicable, the Company and the Guarantors shall comply (or cause compliance) with TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities from the Lien and security interest of this Indenture and the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of this Indenture and the Security Documents.  Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Company or a Guarantor, as applicable, except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee or the Security Agent in the exercise of reasonable care.

SECTION 13.9.   Termination of Security Interest.

In the event that the Company delivers an Officer’s Certificate certifying that its obligations under this Indenture and the Notes have been satisfied and discharged by complying with the provisions of Article VIII, and such other documents and/or funds as are required to be delivered or paid pursuant to Article VIII, the Trustee shall notify the Security Agent under the Security Documents that such obligations have been satisfied and discharged in accordance with the terms of this Indenture, and shall take such other actions in connection therewith as may be required or contemplated by the Security Documents to be taken by the Trustee.

SECTION 13.10.   Reinstatement of First Priority Parties.

If, following the release of the security interests of the First Priority Parties in connection with the repayment in full of, and termination of all commitments under, all Designated Senior Debt, the Company or any Guarantor subsequently incurs new Senior Debt, the lenders or holders of such Indebtedness (or a trustee or similar agent on their behalf) shall be First Priority Parties for purposes of this Indenture and the Intercreditor Agreement (or any replacement intercreditor agreement).

ARTICLE XIV

MISCELLANEOUS

SECTION 14.1.   Notices.  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or first-class mail, postage prepaid, addressed as follows:

if to the Company or any Guarantor:

Attention: Richard A. Barnes
Waterford Wedgwood plc
Barlaston
Stoke-on-Trent
ST 12 9ES
United Kingdom
Facsimile: +44 178 220 4501

if to the Trustee or Principal Paying Agent:

Attention: Corporate Trust Administration
The Bank of New York
One Canada Square
London E14 5AL
United Kingdom
Facsimile: +44 207 964 7298

with a copy to:

The Bank of New York
101 Barclay Street,
New York, NY 10286

if to the Luxembourg Paying Agent:

Attention: Department Coupons et Titres Remboursable
Kredietbank S.A. Luxembourgeoise
43, boulevard Royal
L-2955 Luxembourg
Facsimile: 352 47 97 73 906

Each of the Company and any Guarantor and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person.  Any notice or communication to the Company and any Guarantor and the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by first class mail, postage prepaid (except that a notice of change of address and a notice to the Trustee shall not be deemed to have been given until actually received by the addressee).

All notices to Holders of Definitive Notes will be validly given if mailed to them at their respective addresses in the register of the Holder of such Notes, if any, maintained by the Registrar.  In addition, so long as any of the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so requires, notices with respect to the Notes listed on the Luxembourg Stock Exchange will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if in the opinion of the Trustee such publication is not practicable, in an English language newspaper having general circulation in Europe.  In addition, for so long as any Notes are represented by Global Notes, all notices to Holders of the Notes will be delivered to (i) the Book-Entry Depositary and (ii) Euroclear and Clearstream, each of which will give such notices to the holders of Book Entry Interests.  Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the day it is so mailed.  Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to him or to her if so mailed within the time prescribed.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

In the event that, by reason of the suspension of the regular mail service, or by reason of any other cause, it shall be impractical to mail notice as required by any provision of this Indenture, then such notification as shall be made with the approval of the Trustee (such approval not to be unreasonably withheld or delayed) shall constitute a sufficient notification for every purpose hereof.

SECTION 14.2.   Communications by Holders with Other Holders.  Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and any other person shall have the protection of Section 312(c) of the TIA.

SECTION 14.3.   Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee or an Agent to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1)                                  an Officer’s Certificate, in form and substance reasonably satisfactory to the Trustee (which shall where appropriate include the statements set forth in Section 14.4), stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied or complied with; and

(2)                                  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or such Agent (which shall where appropriate include the statements set forth in Section 14.4) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied or complied with.

In any case where several matters are required to be certified by, or covered by an Opinion of Counsel of, any specified Person, it is not necessary that all such matters be certified by, or covered by the Opinion of Counsel of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an Opinion of Counsel with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an Opinion of Counsel as to such matters in one or several documents.

Any certificate of an Officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which his certificate is based are erroneous.  Any Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate of, or representations by, an officer or officers of the Company, stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 14.4.   Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)                                  a statement that the Person making such certificate or opinion has read such condition or covenant;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                  a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 14.5.   Rules by Trustee, Paying Agent (Including Principal Paying Agent), Registrar.  The Trustee, Paying Agent (including the Principal Paying Agent) or Registrar may make reasonable rules for its functions, provided that such rules do not conflict with the provisions of this Indenture.

SECTION 14.6.   Legal Holidays.  If the date for payment of any amount under this Indenture or the Notes or any Guarantee is not a Business Day, such payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

SECTION 14.7.   Governing Law.  This Indenture and the Notes, and the rights and duties of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 14.8.   Submission to Jurisdiction; Appointment of Agent for Service.  To the fullest extent permitted by applicable law, each of the Trustee, the Agents, the Company and each Guarantor irrevocably submits to the non-exclusive jurisdiction of and venue in any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York,

United States of America, in any suit or proceeding based on or arising out of or under or in connection with this Indenture or any of the transactions contemplated hereby, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court.  Each of the Trustee, the Agents, the Company and any Guarantor, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and has irrevocably designated and appointed CT Corporation System (the “Authorized Agent”), as its authorized agent upon whom process may be served in any such suit or proceeding.  Each of the Trustee, the Agents, the Company, and any Guarantor represents that it has notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same in writing.  Each of the Trustee, the Agents, the Company and any Guarantor has irrevocably authorized and directed its Authorized Agent to accept such service.  Each of the Trustee, the Agents, the Company and any Guarantor further agrees that service of process upon its Authorized Agent and written notice of said service to the Trustee, the Agents, the Company and any Guarantor, as the case may be, mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon the Trustee, the Agents, the Company and any Guarantor, as the case may be, in any such suit or proceeding.  Nothing herein shall affect the right of any person to serve process in any other manner permitted by law.  Each of the Trustee, the Agents, the Company and any Guarantor agrees, to the fullest extent permitted by law, that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.  Each of the Trustee, the Agents, the Company and each Guarantor hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture, the Notes or the transactions contemplated hereby.  The provisions of this Section 14.8 are intended to be effective upon the execution of this Indenture and the Notes without any further action by the Trustee, the Agents, the Company and any Guarantor and, to the fullest extent permitted by law, the introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence as to such matters.

SECTION 14.9.   Acts of Holders.  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee, the Company and any other obligor upon the Notes, if made in the manner provided in this Section 14.9.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by an officer of a corporation or a member of a partnership or other entity, on behalf of such corporation or partnership or other entity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority to execute the same, may also be provided in any other manner that the Trustee deems sufficient.

(c)                                  Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, the Company or any other obligor upon the Notes in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 14.10.   No Personal Liability of Directors, Officers and Others.  No director, officer, employee, incorporator or stockholder of the Company and no director, officer, employee or incorporator of any Guarantor shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

SECTION 14.11.   Currency Indemnity.  The euro is the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes including damages.  Any amount received or recovered in a currency other than euro, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise, by any Holder of a Note or by the Trustee in respect of any sum expressed to be due to it from the Company will only constitute a discharge to the Company to the extent of the euro amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

If that euro amount is less than the euro amount expressed to be due to the recipient under any Note or the Trustee, the Company will indemnify them against any loss sustained by such recipient as a result.  In any event, the Company will indemnify the recipient against the cost of making any such purchase.  For the purposes of this currency indemnity provision, it will be sufficient for the Holder of a Note or the Trustee to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of euro been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of euro on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above).  These indemnities constitute a separate and independent obligation from the Company’s other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any Holder of a Note or the Trustee and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or to the Trustee.

SECTION 14.12.   Currency Calculation.  Except as otherwise expressly set forth herein, for purposes of determining compliance with any euro-denominated restriction herein, the euro-equivalent amount for purposes hereof that is denominated in a non-euro currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-euro amount is incurred or made, as the case may be.

SECTION 14.13.   Information.  For so long as the Notes are listed on the Luxembourg Stock Exchange, and the rules of such stock exchange so requires, copies of this Indenture will be made available in Luxembourg through the offices of the Paying Agent in such city.

SECTION 14.14.   Successors.  All agreements of the Company and any Guarantor in this Indenture and the Notes shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 14.15.   Counterpart Originals.  All parties hereto may sign any number of copies of this Indenture.  Each signed copy or counterpart shall be an original, but all of them together shall represent one and the same agreement.

SECTION 14.16.   Severability.  In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 14.17.   Table of Contents, Headings, etc.  The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 14.18.   Prescription.  Claims against the Company or any Guarantor for payment of principal, premium, if any, interest, and Additional Amounts, if any, on the Notes will become void unless presentment for payment is made (where so required herein) within, in the case of principal, and Additional Amounts, if any, a period of ten years or, in the case of interest, a period of five years, in each case from the applicable original payment date therefor, unless such prescription is not permitted by applicable law.

SECTION 14.19.   Benefits of Indenture.  Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto their successors hereunder, any Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 14.20.   Waiver of Jury Trial.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING

TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first written above.

WATERFORD WEDGWOOD PLC

By:	/s/ Richard Barnes
	Name:	RICHARD BARNES
	Title:	CFO

WATERFORD WEDGWOOD UK PLC

By:	/s/ Richard Barnes
	Name:	RICHARD BARNES

WATERFORD CRYSTAL LIMITED

By:	/s/ Richard Barnes
	Name:	RICHARD BARNES

ALL-CLAD HOLDINGS, INC.

By:	/s/ Christopher J. McGillivary
	Name:	CHRISTOPHER J. McGILLIVARY

WATERFORD WEDGWOOD USA, INC.

By:	/s/ Christopher J. McGillivary
	Name:	CHRISTOPHER J. McGILLIVARY

INDENTURE

WEDGWOOD LIMITED

By:	/s/ Richard Barnes
	Name:	RICHARD BARNES

WATERFORD CRYSTAL (MANUFACTURING) LTD

By:	/s/ Richard Barnes
	Name:	RICHARD BARNES

WATERFORD WEDGWOOD GMBH

By:	/s/ Richard Barnes
	Name:	RICHARD BARNES

STATUM LIMITED

By:	/s/ Richard Barnes
	Name:	RICHARD BARNES

WATERFORD WEDGWOOD RETAIL LIMITED

By:	/s/ Richard Barnes
	Name:	RICHARD BARNES

WATERFORD CRYSTAL (MANUFACTURING) LIMITED

By:	/s/ Patrick J. Dowling
	Name:	PATRICK J. DOWLING

STUART & SONS LIMITED

By:	/s/ Richard Barnes
	Name:	RICHARD BARNES

JOSIAH WEDGWOOD & SONS (EXPORTS) LIMITED

By:	/s/ Richard Barnes
	Name:	RICHARD BARNES

ALL-CLAD METAL CRAFTERS LLC

By:	/s/ Peter Cameron
	Name:	PETER CAMERON

CLAD METALS LLC

By:	/s/ Peter Cameron
	Name:	PETER CAMERON

CLAD HOLDINGS CORP.

By:	/s/ Peter Cameron
	Name:	PETER CAMERON

JOSIAH WEDGWOOD & SONS LIMITED

By:	/s/ Richard Barnes
	Name:	RICHARD BARNES

WATERFORD WEDGWOOD JAPAN LIMITED

By:	/s/ Richard Barnes
	Name:	RICHARD BARNES

WW INC.

By:	/s/ Richard Barnes
	Name:	RICHARD BARNES

WATERFORD WEDGWOOD FINANCE, INC

By:	/s/ Richard Barnes
	Name:	RICHARD BARNES

WATERFORD WEDGWOOD HOLDINGS, INC.

By:	/s/ Chrstopher J. McGillivary
	Name:	CHRSTOPHER J. McGILLIVARY

WATERFORD WEDGWOOD INC.

By:	/s/ Richard Barnes
	Name:	RICHARD BARNES

THE BANK OF NEW YORK, LONDON, as Trustee, Registrar, Transfer Agent and Principal Paying Agent

By:	/s/ Trevor Blewer
Name: TREVOR BLEWER

KREDIETBANK S.A. LUXEMBOURGEOISE, as Paying Agent and Transfer Agent

By:	/s/ Marc Pedretti
Name: MARC PEDRETTI

By:	/s/ Bernard Soetens
Name: BERNARD SOETENS

EXHIBIT A

TO THE INDENTURE

[FORM OF FACE OF INITIAL GLOBAL NOTE]

THIS BEARER NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS INITIALLY ISSUED TO THE BOOK-ENTRY DEPOSITARY OR ITS CUSTODIAN PURSUANT TO THE DEPOSIT AGREEMENT REFERRED TO IN THE INDENTURE.  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO A NOMINEE OR CUSTODIAN OF THE BOOK-ENTRY DEPOSITARY, TO THE BOOK-ENTRY DEPOSITARY OR, IN EACH CASE, TO ANOTHER SUCCESSOR OF THE BOOK-ENTRY DEPOSITARY OR A NOMINEE OR CUSTODIAN OF SUCH SUCCESSOR AND ANY SUCH TRANSFERS SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH HEREIN AND IN THE INDENTURE.

THIS NOTE OF WATERFORD WEDGWOOD PLC HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE U.S. SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH WATERFORD WEDGWOOD PLC OR ANY AFFILIATE OF WATERFORD WEDGWOOD PLC WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO WATERFORD WEDGWOOD PLC, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE U.S. SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF

REGULATION S UNDER THE U.S. SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, AND (2) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT WATERFORD WEDGWOOD PLC, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THAT AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO WATERFORD WEDGWOOD PLC, THE TRUSTEE AND THE REGISTRAR IS COMPLETED AND DELIVERED BY THE TRANSFEROR.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE U.S. SECURITIES ACT.

WATERFORD WEDGWOOD PLC

9 7/8 % Mezzanine Note due 2010

[Common Code No.: ](1)

[ISIN No.: ](1)

[CUSIP No.: ](1)

No.

WATERFORD WEDGWOOD PLC, a public limited company incorporated under the laws of Ireland and having its registered office at Kilbarry, Waterford, Ireland (the “Company,” which term includes any successor corporation), for value received promises to pay to the bearer hereof upon surrender hereof the principal sum indicated on Schedule A hereof, on December 1, 2010.

Interest Payment Dates:  June 1 and December 1 of each year, commencing June 1, 2004.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

(1)                                  Insert as applicable.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

WATERFORD WEDGWOOD PLC

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK, LONDON, as Trustee

By:
Name:
Title:

Dated:

[FORM OF REVERSE]

WATERFORD WEDGWOOD PLC

9 7/8% Mezzanine Note due 2010

1.   Interest.  WATERFORD WEDGWOOD PLC, a public limited company incorporated under the laws of Ireland and having its registered office at Kilbarry, Waterford, Ireland (the “Company”), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below.  Interest on the Notes will accrue at 9 7/8% per annum on the principal amount then outstanding, and be payable semi-annually in arrears on each June 1 and December 1, or if any such day is not a Business Day, on the next succeeding Business Day, commencing June 1, 2004, to the Holder hereof.  Notwithstanding any exchange of this Note for a Definitive Note during the period starting on a Record Date relating to such Definitive Note and ending on the immediately succeeding interest payment date, the interest due on such interest payment date shall be payable to the Holders of the Global Note on such record date.  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 1, 2003.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall (to the extent permitted by law) pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods), and on any overdue Additional Amounts, from time to time at the rate borne by the Notes.  Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth in the Indenture and herein.

2.   Additional Amounts.  All payments made by the Company, the Guarantors or a successor of either (a “Payor”) on the Notes and under the Guarantees will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of:

(1)  Luxembourg, the United States, Ireland or any political subdivision or governmental authority of any thereof or therein having power to tax,

(2)  any jurisdiction from or through which payment on the Notes or any Guarantee is made, or any political subdivision or governmental authority thereof or therein having the power to tax, or

(3)  any other jurisdiction in which the Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of this Section 2(1), (2) and (3), a “Relevant Taxing Jurisdiction”)

unless the withholding or deduction of such Taxes is then required by law.  If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction will at any time be required from any payments made with respect to the Notes or under the Guarantees, including payments of principal, redemption price, interest or premium, if any, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments on the Notes in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(1)                                  any payments to a Holder or beneficial owner who is liable for such Taxes in respect of such Note by reason of the Holder’s or beneficial owner’s having any present or former connection with the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere holding of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof;

(2)                                  any Taxes that are imposed or withheld where such withholding or imposition is by reason of the failure of the Holder or beneficial owner of the Note to comply with any reasonable and timely request by the Payor to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any declaration or similar claim or satisfy any certification, information or other reporting requirement relating to such matters, which is required or imposed by a statute, treaty, regulation, protocol, or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

(3)                                  except in the case of the winding up of the Payor, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction (unless by reason of the Payor’s actions, presentment could not have been made elsewhere and except to the extent that the Holder would have been entitled to Additional Amounts had the Notes been presented elsewhere);

(4)                                  any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented during such 30 day period);

(5)                                  any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest, on the Notes or any Guarantee;

(6)                                  any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(7)                                  any Taxes imposed on a payment to an individual and required to be made pursuant to any European Union Directive (a “Directive”) on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(8)                                  any Taxes imposed in connection with a Note presented for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Note to another paying agent in a member state of the European Union.

Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder of this Note, it would not have been entitled to payment of Additional Amounts by reason of any of clauses (1) to (8) inclusive above.

3.   Method of Payment.  The Company shall pay interest on this Note to the bearer hereof.  The Holder must surrender this Note to a Paying Agent to collect principal payments.  The Company shall pay all amounts owing hereunder in euro.  Immediately available funds for the payment of the principal of (and premium, if any), interest, and Additional Amounts, if any, on this Note due on any interest payment date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.

4.   Paying Agent and Registrar.  Initially, The Bank of New York, London will act as Principal Paying Agent and Registrar.  In addition, Kredietbank S.A.Luxembourgeoise will act as Luxembourg Paying Agent.  In the event that a Paying Agent or transfer agent is replaced, the Company will provide notice thereof as set forth in the Indenture.  The Company or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

5.   Indenture.  The Company issued the Notes under an indenture, dated as of December 1, 2003 (the “Indenture”), among the Company, The Bank of New York, London, as Trustee, Registrar, Principal Paying Agent and transfer agent (the “Trustee”), and Kredietbank S.A. Luxembourgeoise, as Luxembourg Paying Agent and transfer agent.  This Note is one of a duly authorized issue of Notes (as defined in the Indenture) of the Company designated as its 9 7/8% Mezzanine Notes due 2010 (the “Notes”).  The Notes include the Initial Notes and Additional Notes, if any.  The terms of the Notes include those stated in the Indenture.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture.  The Notes are general obligations of the Company.  The Notes are not limited in aggregate principal amount and Additional Notes (as defined in the Indenture) may be issued from time to time under the Indenture, in each case subject to the terms of the Indenture; provided that the aggregate principal amount of Initial Notes that will be issued on the Issue Date will not exceed  €166,028,000 (one hundred sixty-six million twenty-eight thousand euro).  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned them in the Indenture.

6.   Guarantees.  Each of the Guarantors has guaranteed pursuant to the terms of the Indenture the full and punctual payment of the principal of, premium, if any, interest, and Additional Amounts, if any, on the Notes and all other payment obligations of the Company under the Indenture when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Indenture.  In addition, the Company may from time to time designate Additional Guarantors to provide Additional Guarantees in favor of the Notes.  The guarantees given by the Guarantors or any Additional Guarantor are subject to release in the circumstances described in the Indenture.

7.   Special Mandatory Redemption; Notice.  If the Release has not occurred on or before 5:00 p.m., London time, on the Deadline, then the Company will, on a day not more than 10 Business Days following the Deadline (such date, the “Special Mandatory Redemption Date”), redeem all of the Notes (the “Special Mandatory Redemption”) at a price equal to the issue price of the Notes (being 99.381% of the principal amount of the Notes) plus accrued and unpaid interest from the Issue Date of the Notes, (the “Special Mandatory Redemption Price”).  Notice of the Special Mandatory Redemption will be mailed promptly to each Holder of Notes in accordance with the provisions of Section 3.5 of the Indenture.  Upon receipt of the notice of Special Mandatory Redemption, the Escrow Agent will liquidate all Escrowed Property held by it no later than the Business Day prior to the Special Mandatory Redemption Date.  On the Special Mandatory Redemption Date, the Escrow Agent shall pay to a paying agent for payment to each Holder of Notes the Special Mandatory Redemption Price for such Holder’s Notes and, concurrently with the payment to such Holders, deliver any excess Escrowed Property to the Company.

8.   Optional Redemption.  The Notes will be redeemable, at the Company’s option, in whole or in part, on and after December 1, 2006, upon not less than 30 nor more than 60 days’ prior notice at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest, if any, and Additional Amounts, if any (each, a “Redemption Price”), to the date fixed by the Company for redemption (a “Redemption Date”), if redeemed during the twelve-month period beginning on December 1 of each of the years indicated below:

Year

2006	109.875%
2007	104.938%
2008	102.469%
2009 and thereafter	100.000%

In the event that the Company effects an optional redemption of the Notes, the Company will inform the Luxembourg Stock Exchange of such optional redemption and confirm the aggregate principal amount of the Notes that will remain outstanding following such redemption.

In addition, at any time, or from time to time, on or prior to December 1, 2006, the Company may on any one or more occasions, at its option, redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture with funds in an aggregate amount (the “Redemption Amount”) not exceeding the aggregate net cash proceeds of one or more Public Equity Offerings at a redemption price of 109.875% of the principal amount thereof, plus in each case accrued and unpaid interest, if any, and Additional Amounts, if any (each, a “Redemption Price”), to the date fixed by the Company for redemption (a “Redemption Date”); provided that (i) at least 65% of the aggregate principal amount of the Notes issued under the Indenture remain outstanding after the occurrence of any and each such redemption and (ii) the redemption must occur within 90 days of the date of the closing of such Public Equity Offering.  Any redemption notice given in respect of the redemption referred to in this paragraph may be given prior to completion of the related Public Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Public Equity Offering.

9.   Special Tax Redemption.   The Company may, at its option, redeem the Notes in whole, but not in part, at any time upon giving not less than 30 nor more than 60 days’ notice to the Holders of the Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”), and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if any, if the Company determines that, as a result of: (1) any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined above) affecting taxation; or (2) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the Company is, or on the next interest payment date in respect of the Notes would be, required to pay any Additional Amounts, and the Company cannot avoid such obligation by taking reasonable measures available to it.  In the case of the Company, the Change in Tax Law must become effective on or after November 27, 2003.  In the case of a Successor Company, the Change in Tax Law must become effective after the date that such entity first makes payment on the Notes.  Notice of redemption for taxation reasons will be published in accordance with the procedures in the Indenture.  Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Company would be obliged to make such payment or withholding if a payment in respect of such Notes were then due.  Prior to the publication or mailing of any notice of redemption of any Notes pursuant to the foregoing, the Company will deliver to the Trustee an opinion of an independent tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist and the Trustee shall be entitled to accept such opinion as sufficient evidence of the satisfaction of the conditions referred to above, in which event it will be conclusive and binding on all present and future Holders of Notes.

10.   Selection and Notice of Redemption.  In the event that the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed as notified by the Company to the Trustee and/or in compliance with the requirements of each relevant Clearing Agency or if such Notes are not so listed or such exchange prescribes no method of selection and the Notes are not held through a Clearing Agency or such Clearing Agency prescribes no method of selection, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No Notes of a principal amount of €1,000 or less shall be redeemed in part.  Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address.  If any Note is to be redeemed in part only, then the notice of redemption that relates to such Note must state the portion of the principal amount thereof to be redeemed.  A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.  On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

If and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company shall publish notice of redemption in Luxembourg in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

11.   Denominations: Form.  The Global Notes are in global bearer form, without coupons, in denominations of €1,000 and integral multiples of €1,000.

12.   Persons Deemed Owners.  The bearer of this Note shall be treated as the owner of this Note for all purposes, subject to the terms of the Indenture.

13.   Unclaimed Funds.  If funds for the payment of principal, interest, premium, if any, or Additional Amounts, if any, remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Company at its written request.  After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

14.   Legal Defeasance and Covenant Defeasance.  The Company and the Guarantors may be discharged from their respective obligations under the Indenture, the Notes and the Guarantees except for certain provisions thereof, and may be discharged from their respective obligations to comply with certain covenants contained in the Indenture, in each case upon satisfaction of certain conditions specified in the Indenture.

15.   Amendment; Supplement; Waiver.  Subject to certain exceptions specified in the Indenture, the Indenture (including any supplemental indenture), the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.

16.   Restrictive Covenants.  The Indenture imposes certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional

Indebtedness, pay dividends or make other distributions or investments, repurchase Capital Stock of the Company or make certain other Restricted Payments, enter into certain consolidations or mergers or enter into certain transactions with Affiliates and consummate certain mergers and consolidations or sales of all or substantially all assets.  The limitations are subject to a number of important qualifications and exceptions.

17.   Successors.  When a successor assumes all the obligations of its predecessor under the Notes, the Indenture and/or any Guarantee in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

18.   Defaults and Remedies.  Subject to certain restrictions, if an Event of Default (other than an Event of Default specified in clause (6) of Section 6.1 of the Indenture with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture.  Holders of Notes may not enforce the Indenture, the Notes, or the Guarantees except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture, the Notes or the Guarantees unless it has received indemnity satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, if any, interest, and Additional Amounts, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

19.   Trustee Dealings with Company.  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee or an Agent.

20.   No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Company and no director, officer, employee or incorporator of any Guarantor shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

21.   Authentication.  This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

22.   Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23.   CUSIP, ISIN and Common Code Numbers.  The Company may cause CUSIP, ISIN and Common Code numbers to be printed on the Notes as a convenience to the Holders of the Notes.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

24.   Governing Law.  The Indenture and this Note, and the rights and duties of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the State of New York.

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Note shall be €                     .  The following decreases/increases in the principal amount at maturity of this Note have been made:

Date of Decrease/ Increase	Decrease in Principal Amount at Maturity	Increase in Principal Amount at Maturity	Total Principal Amount at Maturity Following such Decrease/ Increase	Notation Made by or on Behalf of Trustee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.6 or Section 4.15 of the Indenture, check the appropriate box:

Section 4.6 [ ]	Section 4.15 [ ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.6 or Section 4.15 of the Indenture, state the amount in numbers and words: €

Date:

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

EXHIBIT B

TO THE INDENTURE

[FORM OF FACE OF INITIAL DEFINITIVE NOTE]

THIS NOTE IS A DEFINITIVE NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

THIS NOTE OF WATERFORD WEDGWOOD PLC HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE U.S. SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH WATERFORD WEDGWOOD PLC OR ANY AFFILIATE OF WATERFORD WEDGWOOD PLC WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO WATERFORD WEDGWOOD PLC, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE U.S. SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S SECURITIES ACT, AND (2) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT WATERFORD WEDGWOOD PLC, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THAT AN

OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO WATERFORD WEDGWOOD PLC, THE TRUSTEE AND THE REGISTRAR IS COMPLETED AND DELIVERED BY THE TRANSFEROR.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATIONS UNDER THE U.S. SECURITIES ACT.

WATERFORD WEDGWOOD PLC

9 7/8% Mezzanine Note due 2010

[Common Code No.: ](1)

[ISIN No.: ](1)

[CUSIP No.: ](1)

No.

WATERFORD WEDGWOOD PLC, a public limited company incorporated under the laws of Ireland and having its registered office at Kilbarry, Waterford, Ireland (the “Company,” which term includes any successor corporation), for value received promises to pay to                                          [name of registered owner] the principal sum of €[amount in numbers] ([amount in words] euro), on December 1, 2010.

Interest Payment Dates: June 1 and December 1 of each year, commencing June 1, 2004.

Record Dates:  15 calendar days prior to each Interest Payment Date.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

(1)  Insert as applicable.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

WATERFORD WEDGWOOD PLC

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK, LONDON, as Trustee

By:
Name:
Title:

Dated:

[FORM OF REVERSE]

WATERFORD WEDGWOOD PLC

9 7/8% Mezzanine Note due 2010

1.     Interest.  WATERFORD WEDGWOOD PLC, a public limited company incorporated under the laws of Ireland and having its registered office at Kilbarry, Waterford, Ireland (the “Company”), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below.  Interest on the Notes will accrue at 9 7/8% per annum on the principal amount then outstanding, and be payable semi-annually in arrears on each June 1 and December 1, or if any such day is not a Business Day, on the next succeeding Business Day, commencing June 1, 2004, to the Holder hereof.  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 1, 2003.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall (to the extent permitted by law) pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods), and on any overdue Additional Amounts, from time to time at the rate borne by the Notes.  Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth in the Indenture and herein.

2.   Additional Amounts.  All payments made by the Company, the Guarantors or a successor of either (a “Payor”) on the Notes and under the Guarantees will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of:

(1)  Luxembourg, the United States, Ireland or any political subdivision or governmental authority of any thereof or therein having power to tax,

(2)  any jurisdiction from or through which payment on the Notes or any Guarantee is made, or any political subdivision or governmental authority thereof or therein having the power to tax, or

(3)  any other jurisdiction in which the Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of this Section 2 (1), (2) and (3), a “Relevant Taxing Jurisdiction”)

unless the withholding or deduction of such Taxes is then required by law.  If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction will at any time be required from any payments made with respect to the Notes or under the Guarantees, including payments of principal, redemption price, interest or premium, if any, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments on the Notes in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(1)     any payments to a Holder or beneficial owner who is liable for such Taxes in respect of such Note by reason of the Holder’s or beneficial owner’s having any present or former connection with the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere holding of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof;

(2)     any Taxes that are imposed or withheld where such withholding or imposition is by reason of the failure of the Holder or beneficial owner of the Note to comply with any reasonable and timely request by the Payor to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any declaration or similar claim or satisfy any certification, information or other reporting requirement relating to such matters, which is required or imposed by a statute, treaty, regulation, protocol, or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

(3)     except in the case of the winding up of the Payor, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction (unless by reason of the Payor’s actions, presentment could not have been made elsewhere and except to the extent that the Holder would have been entitled to Additional Amounts had the Notes been presented elsewhere);

(4)     any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented during such 30 day period);

(5)     any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest, on the Notes or any Guarantee;

(6)                                  any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(7)     any Taxes imposed on a payment to an individual and required to be made pursuant to any European Union Directive (a “Directive”) on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(8)     any Taxes imposed in connection with a Note presented for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Note to another paying agent in a member state of the European Union.

Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder of this Note, it would not have been entitled to payment of Additional Amounts by reason of any of clauses (1) to (8) inclusive above.

3.     Method of Payment.  The Company shall pay interest on this Note to the registered Holder hereof.  The Company shall pay all amounts owing hereunder in euro.  Immediately available funds for the payment of the principal of (and premium, if any), interest, and Additional Amounts, if any, on this Note due on any interest payment date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.

4.     Paying Agent and Registrar.  Initially, The Bank of New York, London will act as Principal Paying Agent and Registrar.  In addition, Kredietbank S.A. Luxembourgeoise will act as Luxembourg Paying Agent.  In the event that a Paying Agent or transfer agent is replaced, the Company will provide notice thereof as set forth in the Indenture.  The Company or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

5.     Indenture.  The Company issued the Notes under an indenture, dated as of December 1, 2003 (the “Indenture”), among the Company, The Bank of New York, London, as Trustee, Registrar, Principal Paying Agent and transfer agent (the “Trustee”), and Kredietbank S.A. Luxembourgeoise, as Luxembourg Paying Agent and transfer agent.  This Note is one of a duly authorized issue of Notes (as defined in the Indenture) of the Company designated as its  9 7/8 % Mezzanine Notes due 2010 (the “Notes”).  The Notes include the Initial Notes and Additional Notes, if any.  The terms of the Notes include those stated in the Indenture.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture.  The Notes are general obligations of the Company.  The Notes are not limited in aggregate principal amount and Additional Notes (as defined in the Indenture) may be issued from time to time under the Indenture, in each case subject to the terms of the Indenture; provided that the aggregate principal amount of Initial Notes that will be issued on the Issue Date will not exceed €166,028,000 (one hundred sixty-six million twenty-eight thousand euro).  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned them in the Indenture.

6.     Guarantees.  Each of the Guarantors has guaranteed pursuant to the terms of the Indenture the full and punctual payment of the principal of, premium, if any, interest, and Additional Amounts, if any, on the Notes and all other payment obligations of the Company under the Indenture when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Indenture.  In addition, the Company may from time to time designate Additional Guarantors to provide Additional Guarantees in favor of the Notes.  The guarantees given by the Guarantors or any Additional Guarantor are subject to release in the circumstances described in the Indenture.

7.     Special Mandatory Redemption; Notice.  If the Release has not occurred on or before 5:00 p.m., London time, on the Deadline, then the Company will, on a day not more than 10 Business Days following the Deadline (such date, the “Special Mandatory Redemption Date”), redeem all of the Notes (the “Special Mandatory Redemption”) at a price equal to the issue price of the Notes (being 99.381% of the principal amount of the Notes) plus accrued and unpaid interest from the Issue Date of the Notes, (the “Special Mandatory Redemption Price”).  Notice of the Special Mandatory Redemption will be mailed promptly to each Holder of Notes (in the case of Definitive Notes, at the registered addresses of the Holders), the Trustee and the Escrow Agent.  Upon receipt of the notice of Special Mandatory Redemption, the Escrow Agent will liquidate all Escrowed Property held by it no later than the Business Day prior to the Special Mandatory Redemption Date.  On the Special Mandatory Redemption Date, the Escrow Agent shall pay to a paying agent for payment to each Holder of Notes the Special Mandatory Redemption Price for such Holder’s Notes and, concurrently with the payment to such Holders, deliver any excess Escrowed Property to the Company.

8.     Optional Redemption.  The Notes will be redeemable, at the Company’s option, in whole or in part, on and after December 1, 2006, upon not less than 30 nor more than 60 days’ prior notice at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest, if any, and Additional Amounts, if any (each, a “Redemption Price”), to the date fixed by the Company for redemption (a “Redemption Date”), if redeemed during the twelve-month period beginning on December 1 of each of the years indicated below:

Year

2006	109.875%
2007	104.938%
2008	102.469%
2009 and thereafter	100.000%

In the event that the Company effects an optional redemption of the Notes, the Company will inform the Luxembourg Stock Exchange of such optional redemption and confirm the aggregate principal amount of the Notes that will remain outstanding following such redemption.

In addition, at any time, or from time to time, on or prior to December 1, 2006, the Company may on any one or more occasions, at its option, redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture with funds in an aggregate amount (the “Redemption Amount”) not exceeding the aggregate net cash proceeds of one or more Public Equity Offerings at a redemption price of 109.875% of the principal amount thereof, plus in each case accrued and unpaid interest, if any, and Additional Amounts, if any (each, a “Redemption Price”), to the date fixed by the Company for redemption (a “Redemption Date”); provided that (i) at least 65% of the aggregate principal amount of the Notes issued under the Indenture remain outstanding after the occurrence of any and each such redemption and (ii) the redemption must occur within 90 days of the date of the closing of such Public Equity Offering.  Any redemption notice given in respect of the redemption referred to in this paragraph may be given prior to completion of the related Public Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Public Equity Offering.

9.     Special Tax Redemption.  The Company may, at its option, redeem the Notes in whole, but not in part, at any time upon giving not less than 30 nor more than 60 days’ notice to the Holders of the Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”), and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if any, if the Company determines that, as a result of: (1) any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined above) affecting taxation; or (2) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the Company is, or on the next interest payment date in respect of the Notes would be, required to pay any Additional Amounts, and the Company cannot avoid such obligation by taking reasonable measures available to it.  In the case of the Company, the Change in Tax Law must become effective on or after November 27, 2003.  In the case of a Successor Company, the Change in Tax Law must become effective after the date that such entity first makes payment on the Notes.  Notice of redemption for taxation reasons will be published in accordance with the procedures in the Indenture.  Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Company would be obliged to make such payment or withholding if a payment in respect of such Notes were then due.  Prior to the publication or mailing of any notice of redemption of any Notes pursuant to the foregoing, the Company will deliver to the Trustee an opinion of an independent tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist and the Trustee shall be entitled to accept such opinion as sufficient evidence of the satisfaction of the conditions referred to above, in which event it will be conclusive and binding on all present and future Holders of Notes.

10.     Selection and Notice of Redemption.  In the event that the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed as notified by the Company to the Trustee and/or in compliance with the requirements of each relevant Clearing Agency or if such Notes are not so listed or such exchange prescribes no method of selection and the Notes are not held through a Clearing Agency or such Clearing Agency prescribes no method of selection, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No Notes of a principal amount of €1,000 or less shall be redeemed in part.  Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address.  If any Note is to be redeemed in part only, then the notice of redemption that relates to such Note must state the portion of the principal amount thereof to be redeemed.  A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.  On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

If and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company shall publish notice of redemption in Luxembourg in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

11.     Denominations; Form.  The Definitive Notes are in registered form, without coupons, in denominations of €1,000 and integral multiples of €1,000.

12.     Persons Deemed Owners.  The registered Holder (as reflected on the records of the Registrar) of this Note shall be treated as the owner of this Note for all purposes, subject to the terms of the Indenture.

13.     Unclaimed Funds.  If funds for the payment of principal, interest, premium, if any, or Additional Amounts, if any, remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Company at its written request.  After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

14.     Legal Defeasance and Covenant Defeasance.  The Company and the Guarantors may be discharged from their respective obligations under the Indenture, the Notes and the Guarantees except for certain provisions thereof, and may be discharged from their respective obligations to comply with certain covenants contained in the Indenture, in each case upon satisfaction of certain conditions specified in the Indenture.

15.     Amendment; Supplement; Waiver.  Subject to certain exceptions specified in the Indenture, the Indenture (including any supplemental indenture), the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.

16.     Restrictive Covenants.  The Indenture imposes certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, pay dividends or make other distributions or investments, repurchase Capital Stock of the Company or make certain other Restricted Payments, enter into certain consolidations or mergers or enter into certain transactions with Affiliates and consummate certain mergers and consolidations or sales of all or substantially all assets.  The limitations are subject to a number of important qualifications and exceptions.

17.     Successors.  When a successor assumes all the obligations of its predecessor under the Notes, the Indenture and/or any Guarantee in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

18.     Defaults and Remedies.  Subject to certain restrictions, if an Event of Default (other than an Event of Default specified in clause (6) of Section 6.1 of the Indenture with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture.  Holders of

Notes may not enforce the Indenture, the Notes, or the Guarantees except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture, the Notes or the Guarantees unless it has received indemnity satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, if any, interest, and Additional Amounts, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

19.     Trustee Dealings with Company.  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee or an Agent.

20.     No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Company and no director, officer, employee or incorporator of any Guarantor shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

21.     Authentication.  This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

22.     Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23.     CUSIP, ISIN and Common Code Numbers.  The Company may cause CUSIP, ISIN and Common Code numbers to be printed on the Notes as a convenience to the Holders of the Notes.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

24.     Governing Law.  The Indenture and this Note, and the rights and duties of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM

To assign this Note fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No., if any, or other appropriate identifying information)

and irrevocably appoint                                 agent to transfer this Note on the books of the Company.

The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.6 or Section 4.15 of the Indenture, check the appropriate box:

Section 4.6 [     ]       Section 4.15 [     ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.6 or Section 4.15 of the Indenture, state the amount in numbers and words:

€                                  (                         ).

Date:

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

EXHIBIT C

TO THE INDENTURE

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM
RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE

(Transfers pursuant to Section 2.7(b) of the Indenture)

The Bank of New York, as Book-Entry Depositary

Attention:  Corporate Trust Office

[Address]

Re:                               9 7/8 % Mezzanine Notes due 2010 (the “Notes”) of Waterfird Wedgwood plc (the “Company”)

Reference is hereby made to the Indenture dated as of December 1, 2003 (the “Indenture”) among the Company, the Guarantors, The Bank of New York London, as trustee, Kredietbank S.A. Luxembourgeoise, and the other entities party thereto from time to time as Additional Guarantors.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.  Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

This letter relates to €                   (being any integral multiple of €1,000) principal amount of Notes which are evidenced by Rule 144A Global Notes [(CUSIP No. *; ISIN No.*; Common Code No. *)] and held by you, a Depositary Interest in which is held by the Common Depositary who in turn is holding an interest in such Depositary Interest on behalf of the undersigned (the “Transferor”).  The Transferor hereby requests that on [INSERT DATE] such beneficial interest in the Rule 144A Global Note be transferred or exchanged for an interest in the Regulation S Global Note [(CUSIP No. * ; ISIN No. *; Common Code No. *)] in the form of an equal aggregate principal amount of Notes.  If this is a partial transfer, a minimum amount of €1,000 and any integral multiple of €1,000 in excess thereof of the Rule 144A Global Note will remain outstanding.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 903 or 904 of Regulation S under the Securities Act, and accordingly the Transferor further certifies that:

(A)                              (1)  the offer of the Notes was not made to a person in the United States;

(2)  either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction was prearranged with a buyer in the United States,

(3)  no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)  the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

OR

(B)                                such transfer is being made in accordance with Rule 144 under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantors, any Additional Guarantor, the Initial Purchasers and the Trustee.

Dated:

[Name of Transferor]*

By:
Name:
Title:
Telephone No.:

Please print name and address (including zip code number)

*Note: Name of Transferor must exactly match name in which the applicable Depositary Interest is held.

EXHIBIT D

TO THE INDENTURE

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM
REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE
(Transfers pursuant to Section 2.7(c) of the Indenture)

The Bank of New York, as Book-Entry Depositary

Attention: Corporate Trust Office

[Address]

Re:                               9 7/8% Mezzanine Notes due 2010 (the “Notes”) of Waterford Wedgwood plc (the “Company”)

Reference is hereby made to the Indenture dated as of December 1, 2003 (the “Indenture”) among the Company, the Guarantors, The Bank of New York London, as trustee, Kredietbank S.A. Luxembourgeoise, and the other entities party thereto from time to time as Additional Guarantors.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.  Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

This letter relates to €                    (being any integral multiple of €1,000) principal amount of Notes which are evidenced by Regulation S Global Notes [(CUSIP No. * ; ISIN No.*; Common Code No. *)] and held by you, a Depositary Interest in which is held by the Common Depositary who in turn is holding an interest in such Depositary Interest on behalf of the undersigned (the “Transferor”).  The Transferor hereby requests that on  [INSERT DATE] such beneficial interest in the Regulation S Global Note be transferred or exchanged for an interest in the Rule 144A Global Note [(CUSIP No. * ; ISIN No. *; Common Code No. *)] in the form of an equal aggregate principal amount of Notes.  If this is a partial transfer, a minimum amount of €1,000 and any integral multiple of €1,000 in excess thereof of the Regulation S Global Note will remain outstanding.

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

D-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantors, any Additional Guarantor, the Initial Purchasers and the Trustee.

Dated:

[Name of Transferor]*

By:
Name:
Title:
Telephone No.:

Please print name and address (including zip code number)

*Note: Name of Transferor must exactly match name in which the applicable Depositary Interest is held.

D-2

EXHIBIT E

TO THE INDENTURE

FORM OF SUPPLEMENTAL INDENTURE

This Supplemental Indenture, dated as of [                       ] (this “Supplemental Indenture” or “Additional Guarantee”), among [name of Additional Guarantor] (the “Additional Guarantor”), Waterford Wedgwood plc (the “Company”), the Guarantors, each other then existing Additional Guarantor under the Indenture referred to below, The Bank of New York, London, as Trustee under the Indenture referred to below, and the other parties hereto.

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors, the Trustee and the other parties thereto have heretofore executed and delivered an Indenture, dated as of December 1, 2003 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an initial aggregate principal amount of €166,028,000 million of 9 7/8% Mezzanine Notes due 2010 of the Company as well as Additional Notes;

WHEREAS, Section 11.1 of the Indenture provides that, subject to certain conditions and exceptions, the Company may designate Restricted Subsidiaries to become Additional Guarantors (as defined in the Indenture) by the execution and delivery of a supplemental indenture providing for a guarantee of such Restricted Subsidiary;

WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, any existing Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder, to add guarantees with respect to the Notes;

WHEREAS, the Additional Guarantor is a Restricted Subsidiary of the Company;

WHEREAS, each party hereto has duly authorized the execution and delivery of this Supplemental Indenture and has done all things necessary to make this Supplemental Indenture a valid agreement in accordance with its terms;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Guarantor, the Company, the Guarantors, any other Additional Guarantors, the Trustee and the other parties to the Indenture mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

Definitions

SECTION 1.1.  Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital thereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1.   Agreement to be Bound.  The Additional Guarantor hereby becomes a party to the Indenture as an Additional Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of an Additional Guarantor under the Indenture.  The Additional Guarantor agrees to be bound by all of the provisions of the Indenture applicable to an Additional Guarantor and to perform all of the obligations and agreements of an Additional Guarantor under the Indenture.

SECTION 2.2.   Guarantee.  Subject to the terms of the Indenture (including, without limitation, Articles XI and XII and Section 14.18 thereof), the Additional Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes and all other payment obligations of the Company under the Indenture.

ARTICLE III

Miscellaneous

SECTION 3.1.   Notices.  All notices and other communications to the Additional Guarantor shall be given as provided in the Indenture to the Additional Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

SECTION 3.2.   Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3.   Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4.   Severability Clause.  In case any one or more of the provisions in this Supplemental Indenture shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 3.5.   Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.6.   Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.7.   Headings.  The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.8.   Successors.  All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their successors and assigns, whether so expressed or not.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[ADDITIONAL GUARANTOR],

as an Additional Guarantor

By:
Name:
Title:

The Bank of New York, London, as Trustee

By:
Name:
Title:

WATERFORD WEDGWOOD PLC

By:
Name:
Title:

WATERFORD WEDGWOOD U.K. PLC

By:
Name:
Title:

WATERFORD CRYSTAL LIMITED

By:
Name:
Title:

ALL-CLAD HOLDINGS, INC.

By:
Name:
Title:

WATERFORD WEDGWOOD, INC.

By:
Name:
Title:

WATERFORD WEDGWOOD USA, INC.

By:
Name:
Title:

WEDGWOOD LIMITED

By:
Name:
Title:

WATERFORD CRYSTAL (MANUFACTURING) LTD

By:
Name:
Title:

WATERFORD WEDGWOOD GMBH

By:
Name:
Title:

STATUM LIMITED

By:
Name:
Title:

WATERFORD WEDGWOOD RETAIL LIMITED

By:
Name:
Title:

JOSIAH WEDGWOOD & SONS LIMITED

By:
Name:
Title:

WATERFORD WEDGWOOD JAPAN LIMITED

By:
Name:
Title:

WW INC.

By:
Name:
Title:

WATERFORD WEDGWOOD FINANCE, INC.

By:
Name:
Title:

WATERFORD WEDGWOOD HOLDINGS, INC.

By:
Name:
Title:

STUART & SONS LIMITED

By:
Name:
Title:

JOSIAH WEDGWOOD & SONS (EXPORTS) LIMITED

By:
Name:
Title:

ALL-CLAD METALCRAFTERS, L.L.C.

By:
Name:
Title:

CLAD METALS L.L.C.

By:
Name:
Title:

CLAD HOLDINGS CORP.

By:
Name:
Title:

[Other Additional Guarantors]

By:
Name:
Title:

[Other Parties to the Indenture]

By:
Name:
Title: